EXHIBIT 3.3(i)
Ontario Corporation Number Numero de la secrete en Ontario

Form 4 Business Corporations Act
ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1.     The name of the amalgamated corporation is: (Set out In BLOCK CAPITAL LETTERS)
Denomination sociale de la societe issue de la fusion (ecrire en LETTRES MAJUSCULES SEULEMENT) :

Formule 4 Loi sur les societes par actions		GENTERRA CAPITA LINC.

2.     The address of the registered office is:
Adresse du siege social:

106 Avenue Road
Street & Number or RR Number & if Multi-Office Building give Room No. /
Rue et numero, ou numero de la RR. el, s'il s'agit d'un edifice a bureaux, numero du bureau

Toronto                                                               Ontario                         M 5 R 2 H 3
Name of Municipality or Post Office / Postal Code / Code Postal
 Nom de /a municipalite ou du bureau de poste

3. Number of directors is: Nombre d'administrateurs:	Fixed number Nombre fixe	OR OU	minimum and maximum minimum et maximum	three	fifteen

3. Number of directors is: Nombre d'administrateurs:	Fixed number Nombre fixe	OR OU	minimum and maximum minimum et maximum	three	fifteen

4     The director(s) is/are:  /  Administrateur(s) :

First name, middle names and surname
Prenom, autres prenoms et nom de famille
Address for service, giving Street & No. or RR No., Municipality,
Province, Country and Postal Code
Domicile elu, y compris la rue et le numero au Ie numero de /a RR,
Ie nom de la municipalite, la province Ie pays et le code postal
Resident Canadian
State ‘Yes’ or ‘No’
Resident canadien
Oui/Non

Fred A. Litwin

22 St. Thomas Street, Suite 10A
Toronto, Ontario M5S 3E7

Yes

Stan Abramowitz
106 Avenue Road
Toronto, Ontario  M5R 2H3

Yes

Mark Dawber
1170 Srpinghill Drive
Misissauga, Ontario L5H 1N5

Yes

Sol D. Nayman
34 Proudbank Millway
Toronto, Ontario M2L 1P4

Yes

4. continued
First name, middle names and surname Prenom, autres prenoms et nom de famille
Address for service, giving Street & No. or RR No., Municipality,
Province, Country and Postal Code
Domicile elu, y compris la rue et le numero au Ie numero de /a RR,
Ie nom de la municipalite, la province Ie pays et le code postal
Resident Canadian State ‘Yes’ or ‘No’ Resident canadien Oui/Non
Alan Kornblum	6 Tillingham Keep Toronto, Ontario M3H 6A2	Yes

X	A -
Amalgamation Agreement / convention de fusion:

The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.
Les actionnaires de chaque societe qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176 (4) de la Loi sur les societes par actions a la date mentionnee ci-dessous.

or ou
□	B -
Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / fusion d’une societe mere avec une ou plusieurs de ses filiales ou fusion de filiales:

The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voie de resolution conformement a l’article 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de
Methode choisie pour la fusion - Cocher A ou B

X	A -
Amalgamation Agreement / convention de fusion:

The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.
Les actionnaires de chaque societe qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176 (4) de la Loi sur les societes par actions a la date mentionnee ci-dessous.

or ou
□	B -
Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / fusion d’une societe mere avec une ou plusieurs de ses filiales ou fusion de filiales:

The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voie de resolution conformement a l’article 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de and are more particularly set out in these articles.
et sont enonces textuellement aux presents statuts.

Names of amalgamating corporations Denomination sociale des societes qui fusionnent
Ontario Corporation Number
Numero de la societe en Ontario

Date of Adoption/Approval
Date d'adoption ou d'approbation
Year / annee Month / mois Day / jour

GENTERRA INC.

1710528

2006/10/01

CONSOLIDATED MERCANTILE INCORPORATED

1112384
1994/12/30

6.      Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe.

There are no such restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

7.       The classes and any maximum number of shares that the corporation is authorized to issue:
Categories el nombre maximal, s'il y a lieu, d'actions que la societe est autorisee a emettre:

The Corporation is authorized to issue an unlimited number of Common Shares, an unlimited number of Class A Preference Shares and an unlimited number of Class B Preference Shares.

8.Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

COMMON SHARES

The holders of the Common Shares shall be entitled:

1.        to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote, and at all such meetings, each holder shall be entitled to one vote in respect of each Common Share held.

2.        to receive, subject to the rights of the holders of any other class of shares of the corporation, any dividend declared by the Corporation;
and

3.        to receive, subject to the rights of the holders of any other class of shares of the Corporation, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

CLASS A PREFERENCE SHARES

The Class A Preference Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

1.        The Class A Preference Shares may at any time and from time to time be issued in one (1) or more series.  Each series shall consist of such number of shares as may, before the issue thereof, be fixed by resolution of the board of directors of the Corporation.

2.        The board of directors of the Corporation shall by resolution duly passed before the issue of any Class A Preference Shares of any series, determine the designation, rights, privileges, restrictions and conditions to be attached to the Class A Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of preferential dividends, the date or dates and place or places of payment thereof, the consideration and the terms and conditions of any purchase for cancellation or redemption thereof, conversion or exchange rights (if any), the terms and conditions of any share purchase plan or sinking fund and the restrictions (if any) respecting payment of dividends on any shares ranking Junior to the Class A Preference Shares.

3.        The Class A Preference Shares of each series shall, with respect to priority in payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs be entitled to a preference over the Class B Preference Shares and the Common Shares or any of them, and over any other shares ranking Junior to the Class A Preference Shares and the Class A Preference Shares of each series may also be given such other preferences over the Class B Preference Shares and Common Shares or any of them, and any other shares ranking Junior to the Class A Preference Shares as may be determined as to the respective series authorized to be issued.

8.     Continued

4.        The Class A Preference Shares of each series shall rank on a parity with the Class A Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

5.        The holders of the Class A Preference Shares of each series shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors out of the monies of the Corporation properly applicable to the payment of dividends, preferential dividends, in respect of each Class A Preference Share held, at a rate per share per annum of 8% of the Stated Value of such shares as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of such series, payable either in cash or in shares of such series, or partly in one and partly in the other, and on such date all or dates as the directors may determine or may have determined by such resolution.  Cheques of the Corporation payable at par at any branch of the Corporation's banker for the time being in Canada shall be issued in respect of cash dividends.

6.        In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class A Preference Shares of each series shall be entitled to receive for each Class A Preference Share held by them, respectively, a sum equivalent to (i) the result obtained when the stated capital account for the Class A Preference Shares of such series is divided by the number of issued and outstanding Class A Preference Shares of such series, together with (ii) all dividends (if any) unpaid thereon up to the date of distribution, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Class B Preference Shares and Common Shares or any of them, or shares of any other class ranking junior to the Class A Preference Shares. After payment to holders of the Class A Preference Shares of each series of the amount so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

7.        Subject to the provisions of clause 6 and subject to the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of any series, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Class A Preference Shares of any series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the Class A Preference Shares of such series outstanding at the lowest price or prices at which, in the opinion of the directors, such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable as provided in clause 8 without reference to the price payable by the Corporation pursuant to any compulsory purchase or retirement obligation imposed upon the Corporation (including accrued and unpaid preferential dividends as provided in the said clause 8) and costs of purchase. If upon any invitation for tenders under the provisions of this clause the Corporation receives tenders of Class A Preference Shares of such series at the same lowest price which the Corporation is willing to pay in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the Class A Preference Shares of such series so tendered which the Corporation determines to purchase at such price shall be purchased at nearly as may be pro rata (disregarding fractions) in proportion to the number of Class A Preference Shares of such series so tendered by each of the holders of Class A Preference Shares of

8.     Continued

such series who submitted tenders at the said same lowest price.

8.        Subject to the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of any series, the Corporation may upon giving notice as hereinafter provided redeem at any time the whole or from time to time any part of the then outstanding Class A Preference Shares of any series on payment for each shares to be redeemed of a sum equivalent to (i) the result obtained when the stated capital account for the Class A Preference Shares of such series is divided by the number of issued and outstanding shares of such series, together with (ii) such premium (if any) as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the shares of such series, together with (iii) all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.

9.        In any case of redemption of Class A Preference Shares of any series under the provision of clause 8 the Corporation shall, at least ten (10) days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Class A Preference Shares of such series to be redeemed, a notice in writing of the intention of the Corporation to redeem such last mentioned shares. Such notice shall be mailed in an envelope, postage prepaid, addressed to each such shareholder at his address as it appears on the books of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that the accidental failure or omission to give any such notice to any one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date which redemption is to take place and if part only of the Class A Preference Shares of such series held by the persons to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Preference Shares of such series to be redeemed the redemption price thereof on presentation and surrender at the registered office of the Corporation or any other place within Canada designated in such notice, of the certificates representing the Class A Preference Shares of such series so called for redemption. Such payment shall be made by cheques payable at par at any branch of the Corporation's bankers for the time being in Canada. If a part only of the Class A Preference Shares of such series represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. On the date fixed for redemption, the Class A Preference Shares of such series to be redeemed are thereupon redeemed and cancelled as of the date so fixed for redemption and the holders thereof have no rights whatsoever against the Corporation in respect of such shares other than the right to receive upon the presentation of certificates representing the Class A Preference Shares of such series to be redeemed, payment of the redemption price therefor without interest.

10.        Subject to the Act, a holder of Class A Preference Shares of any series shall be entitled to require the Corporation to redeem the whole or any part of the Class A Preference Shares of such series registered in the name of the holder on the books of the Corporation.

11.        A holder of Class A Preference Shares of any series who desires to require the Corporation to redeem the whole or any part of such holder's Class A Preference Shares of such series shall tender to the Corporation at its registered office a request in writing specifying (i) that the holder desires to have the whole or any part of the Class A Preference Shares of such series registered in his name redeemed by the Corporation, (ii) the number of Class A Preference Shares of such series which the holder desires to have

8.     Continued

the Corporation redeem, and (iii) the business day, which shall not be less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem the shares (the "redemption date"), together with the share certificates, if any, representing the Class A Preference Shares of such series which the registered holder desires to have the Corporation redeem.

12.        The Corporation shall, on receipt of a request and share certificates, on the redemption date, redeem the shares by paying to the registered holder the amount per share as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the shares of such series together with all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.  This payment shall be made by cheque payable at any branch in Canada of one of the Corporation's bankers for the time being.  If a part only of the Class A Preference Shares of such series represented by any certificates is redeemed, a new certificate for the balance shall be issued by the Corporation.

13.        The Class A Preference shares of such series shall be redeemed on the redemption date and from that date the shares shall cease to be entitled to dividends and their holders shall not be entitled to exercise any of the rights of shareholders in respect of the shares, unless payment of the redemption price is not made on the redemption date, in which case the rights of the holders of the shares shall remain unaffected.

14.        The holders of Class A Preference Shares shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors' report thereon to be submitted to the shareholders of the Corporation at annual meetings but the holders of Class A Preference Shares shall not be entitled as such, except as hereinafter provided and in the Business Corporations Act, Ontario, specifically provided, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

15.        The approval of the holders of the Class A Preference Shares to delete or vary any rights, privilege, restriction or condition attaching to the Class A Preference Shares as a class or any other matter requiring the approval or consent of the holders of Class A Preference Shares, as a class, may be given by at least two thirds (2/3) of the votes cast at a meeting of the holders of the Class A Preference Shares duly called for that purpose and held upon at least twenty-one (21) days' notice.

Class A Preference Series 1 Shares

The first series of Class A Preference Shares designated as Non-Voting, Non-Participating, Redeemable, Retractable, Convertible, Cumulative, Preference Shares, Series 1 (the "Class A Preference Series 1 Shares") shall consist of an unlimited number of shares with a stated value of $15.00 each (the "Stated Value") and, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto rights, privileges, restrictions and conditions substantially as hereinafter set forth, that is to say:

1.        DIVIDENDS

1.1        Payment of Dividends: The holders of the Class A Preference Series 1 Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of monies of the Corporation properly

8.     Continued

applicable to the payment of dividends, cumulative preferential cash dividends in lawful money of Canada at the rate of 8% of the Stated Value per share, per annum, on dates to be fixed from time to time by resolution of the Board of Directors, before any dividend is paid on or set apart for the Class B Preference Shares or the Common Shares or any of them or shares of any other class or series ranking junior to the Class A Preference Series 1 Shares.

1.2        Method of Payment:  Cheques payable in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being shall be issued in respect of the dividends on the Class A Preference Series 1 Shares, (less any tax required to be withheld by the Corporation). The mailing from the Corporation's head office of such cheque to a holder of Class A Preference Series 1 Shares shall be deemed to be payment of the dividends represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. Notwithstanding the foregoing, the amount of the said dividends (less any tax required to be withheld by the Corporation) may be deposited directly into an account with a deposit-taking institution designated by the holder of Class A Preference Series 1 Shares, provided that the Corporation has received a written direction to make such deposit at least ten days prior to the record date for such dividend, in such form as the Corporation may prescribe from time to time and provided that such direction has not been revoked by a subsequent written notice received not less than ten days prior to the record date for the next dividend payment.

1.3        Cumulative Payment of Dividends:  If on any dividend payment date the dividends accrued to such date are not paid in full on all of the Class A Preference Series 1 Shares then outstanding, such dividends, or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors of the Corporation on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends. The holders of the Class A Preference Series 1 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

2.        REDEMPTION

2.1        Redemption Privilege:  The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A Preference Series 1 Shares on payment for each share to be redeemed of the sum of $15.00 per Class A Preference Series 1 Shares together in each case with all cumulative preferential dividends accrued and unpaid thereon up to the date of redemption (the "Redemption Price").

2.2        Partial Redemption:  In case a part only of the Class A Preference Series 1 Shares is at any time to be redeemed, the shares so to be redeemed shall be redeemed on a pro rata basis, disregarding fractions, according to the number of Class A Preference Series 1 Shares held by each of the registered holders thereof. If a part only of the Class A Preference Series 1 Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

3.        PURCHASE BY THE CORPORATION

3.1        Purchase for Cancellation:  The Corporation may, at any time or from time to time, purchase for cancellation all or any part of the outstanding Class A Preference

8.     Continued

Series 1 Shares for a price not exceeding the sum of $15.00 per Class A Preference Series 1 Shares, together with unpaid accrued cumulative preferential dividends.

4.        RETRACTION

4.1        Subject to the Act, a holder of Class A Preference Series 1 Shares shall be entitled to require the Corporation to redeem the whole or any part of the Class A Preference Series 1 Shares registered in the name of the holder on the books of the Corporation.

4.2        A holder of Class A Preference Series 1 Shares to be redeemed shall tender to the Corporation at its registered office a request in writing specifying (i) that the holder desires to have the whole or any part of the Class A Preference Series 1 Shares registered in his name redeemed by the Corporation, (ii) the number of Class A Preference Series 1 Shares which the holder desires to have the Corporation redeem, and (iii) the business day, which shall not be less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem the shares (the "retraction date"), together with the share certificates, if any, representing the Class A Preference Series 1 Shares which the registered holder desires to have the Corporation redeem.

4.3        The Corporation shall, on receipt of a request and share certificates, on the retraction date, redeem the shares by paying to the registered holder $15.00 per Class A Preference Series 1 Share together with all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.  This payment shall be made by cheque payable at any branch in Canada of one of the Corporation's bankers for the time being.  If a part only of the Class A Preference Series 1 Shares represented by any certificates is redeemed, a new certificate for the balance shall be issued by the Corporation.

4.4        The Class A Preference Series 1 Shares shall be redeemed on the retraction date and from that date the shares shall cease to be entitled to dividends and their holders shall not be entitled to exercise any of the rights of shareholders in respect of the shares, unless payment of the redemption price is not made on the retraction date, in which case the rights of the holders of the shares shall remain unaffected.

5.        CONVERSION PRIVILEGES

5.1        Rights of Conversion:  The Class A Preference Series 1 Shares or any of them, may, upon and subject to the terms and conditions hereinafter set forth, be converted at any time by the holder or holders thereof into fully paid Common Shares or Class B Preference shares of the Corporation as the same shall be constituted at the time of conversion, on the basis of five and fifty-six one hundredths (5.56) Common Shares for each one (1) Class A Preference Series 1 Share or three hundred (300) Class B Preference shares for each one (1) Class A Preference Series 1 Shares issued, provided however, that, in the event of liquidation, dissolution or winding-up of the Corporation, such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding-up.

5.2        Conversion Procedure:  A holder of Class A Preference Series 1 Shares desiring to convert his Class A Preference Series 1 Shares into Common Shares or Class B Preference Shares in accordance with the foregoing shall surrender the certificate or certificates representing his Class A Preference Series 1 Shares so to be converted to the registered office of the Corporation or to the transfer agent for the time being of such Class A Preference Series 1 Shares accompanied by a request in writing for such

8.     Continued

conversion (specifying the class or classes of shares into which he desires his Class A Preference Series 1 Shares to be converted) with his signature thereon verified, as the directors of the Corporation may from time to time require, and thereupon there shall be issued to such holder by the Corporation, as fully paid and non-assessable, the number of Common Shares or Class B Preference Shares to which he shall be entitled upon such conversion.  If a part only of the Class A Preference Series 1 Shares represented by any certificate is converted, a new certificate for the balance shall be issued by the Corporation.

5.3        Loss of Dividend:  Payment in cash or adjustment in respect of unpaid cumulative dividends on Class A Preference Series 1 Shares so converted (at the option of the Corporation) shall be made upon any such conversion.

5.4        Anti-Dilution:  If, prior to the exercise by the holder of any Class A Preference Series 1 Shares of his aforesaid conversion right, the number of outstanding Class A Preference Series 1 Shares or Common Shares or Class B Preference Shares shall be subdivided or consolidated, the number of Common Shares or Class B Preference Shares into which such holder may convert his Class A Preference Series 1 Shares shall be proportionately increased or reduced, as the case maybe.

5.5        Continuing Right to Alter Capital:  Nothing contained in the foregoing provisions regarding the conversion of Class A Preference Series 1 Shares into Common Shares or Class B Preference Shares shall be deemed in any way to limit or restrict the rights of the Corporation from time to time to take such lawful proceedings as it may deem advisable for the increase or reduction in its Class A Preference Series 1 Shares or Common Shares or Class B Preference Shares, or to otherwise in any other manner change or deal with the capital of the Corporation or the shares thereof.

6.        LIQUIDATION, DISSOLUTION OR WINDING-UP

6.1        In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preference Series 1 Shares shall be entitled to receive from the property and assets of the Corporation, a sum equal to $15.00 plus an amount equal to all dividends accrued and unpaid thereon to the date of payment, the whole before any amount shall be paid by the Corporation or any property or assets of the Corporation shall be distributed to holders of junior shares.  After payment to the holders of the Class A Preference Series 1 Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

7.        APPROVAL OF MODIFICATION

7.1        The approval or consent of the holders of Class A Preference Series 1 Shares with respect to any matters referred to herein may be given, and (subject to the rights of holders of Class A Preference Series 1 Shares as a class) the rights, restrictions, conditions and limitations attaching to the Class A Preference Series 1 Shares may be modified, varied, dealt with or affected, by a resolution passed at a meeting of the holders of Class A Preference Series 1 Shares, by not less than 66-2/3% of the votes cast at such meeting. To call such a meeting, all of the provisions of the by-laws or the Articles of Incorporation of the Corporation or as may be required by law relating in any manner to the holding of general meetings of the Corporation or to proceedings thereat or to the rights of members at or in connection therewith shall mutatis mutandis apply, except that only holders of Class A Preference Series 1 Shares shall be entitled to

8.     Continued

notice of or to vote at such meetings.

8.        NOTICE PROVISION

8.1        General:  In any case where the provisions attached to the Class A Preference Series 1 Shares requires notice to be given by the Corporation to the holders of such shares, accidental failure or omission to give such notice to one or more holders shall not affect the validity of the action with respect to which notice is being given, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time.

9.        INTERPRETATION

9.1        In the event that any date on which any dividend on the Class A Preference Series 1 Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a business day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

CLASS B PREFERENCE SHARES

The Class B Preference Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

1.        DIVIDENDS

1.1        Payment of Dividends:  The holders of the Class B Preference Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the Board of Directors out of the monies of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of $0.0024 per Class B Preference Share, payable annually on dates in each fiscal year of the Corporation to be fixed from time to time by resolution of the Board of Directors. The holders of the Class B Preference Shares shall not be entitled to any dividend other than or in excess of the said dividends herein provided. The Board of Directors of the Corporation shall be entitled from time to time to declare part of the said fixed preferential non-cumulative dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within (4) months after the expiration of any fiscal year of the Corporation the Board of Directors in its discretion shall not have declared the said dividend or any part thereof on the Class B Preference Shares for such fiscal year, then the rights of the holders of the Class B Preference Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished.

1.2        Preferential Non-Cumulative Dividend:  No dividends shall at any time be declared or paid on or set apart for the Common Shares or any other class ranking junior to the Class B Preference Shares unless all dividends up to and including the dividend payable for the last completed full year of the Corporation on the Class B Preference Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration, payment or setting apart.

2.        LIQUIDATION, DISSOLUTION OR WINDING-UP

2.1        In the event of liquidation, dissolution or winding-up of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class B

8.     Continued

Preference Shares shall be entitled to receive for each such share a sum equivalent to the result obtained when the stated capital account for the Class B Preference Shares is divided by the number of issued and outstanding Class B Preference Shares, together with all declared but unpaid dividends, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of Common Shares, or shares of any other class ranking junior to the Class B Preference Shares. After payment to the holders of the Class B Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.        PURCHASE FOR CANCELLATION

3.1        The Corporation may at any time or times purchase for cancellation out of capital pursuant to the provisions of the Business Corporations Act, Ontario, the whole or any part of the Class B Preference Shares, at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the redemption price of the Class B Preference Shares as hereinafter specified.

4.        REDEMPTION

4.1        The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or part of the outstanding Class B Preference Shares out of capital pursuant to the Business Corporations Act, Ontario, on payment for each share to be redeemed of the sum of $0.05 per Class B Preference Share, together with all declared but unpaid dividends thereon up to the date fixed for redemption. Not less than thirty day's notice in writing of such redemption shall be given by the Corporation by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption. On or after the dates so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class B Preference Shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates representing the Class B Preference Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the Class B Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class B Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class B Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class B Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them, respectively.

8.     Continued

In the event that only part of the Class B Preference Shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Corporation in its sole discretion may deem equitable.

5.        NOTICE AND VOTING

5.1        The holders of the Class B Preference Shares shall not be entitled as such (except as hereinafter specifically provided) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of the Class B Preference Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

6.        PREFERENTIAL RIGHTS

6.1        The Common Shares of the Corporation shall rank junior to the Class B Preference Shares and shall be subject in all respects, to the rights, privileges, restrictions and limitations attaching to the Class B Preference Shares.

9.     The issue, transfer or ownership of shares ~~is~~/is not restricted and the restrictions (if any) are as follows:
L'emission, le transfert ou la propriete d'actions ~~est~~/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:

NONE

10.           Other provisions, (if any):
Autres dispositions, s'il y a lieu.

NONE

11.The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".
Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les societes par actions constituent l’annexe A.

12.           A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire.

Name and original signature of a director or authorized signing officer of each of the amalgamating corporations.
Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation. I Nom et signature originale d'un administrateur ou d'un signataire autorise de chaque societe qui fusionne.  Indiquer la denomination sociale de chaque societe, Ie nom du signataire et sa foction (p. ex. : president, secretaire). Seul un administrateur ou un dirigeant habilite peut signer au nom de la societe

GENTERRA INC.
Names of Corporations / Denomination sociale des societes

By / Par

Stan Abramowitz                                       Director and Secretary
Signature / Signature                                                                Print name of signatory/                                                                Description of Office / Fonction
Nom du signataires en letters moulees

CONSOLIDATED MERCANTILE INCORPORATED
Names of Corporations / Denomination sociale des societes

By / Par

Stan Abramowitz                                       Secretary
Signature / Signature                                                                Print name of signatory/                                                                Description of Office / Fonction
Nom du signataires en letters moulees

Names of Corporations / Denomination sociale des societes By / Par Signature / Signature Print name of signatory/ Description of Office / Fonction Nom du signataires en letters moulees
Names of Corporations / Denomination sociale des societes By / Par Signature / Signature Print name of signatory/ Description of Office / Fonction Nom du signataires en letters moulees
Names of Corporations / Denomination sociale des societes By / Par Signature / Signature Print name of signatory/ Description of Office / Fonction Nom du signataires en letters moulees

-  -

SCHEDULE "A"

STATEMENT OF DIRECTOR OR OFFICER
PURSUANT TO SUBSECTION 178(2) OF
THE BUSINESS CORPORATIONS ACT, (ONTARIO)

I, Stan Abramowitz of the City of Toronto in the Municipality of Metropolitan Toronto, Ontario hereby certify and state as follows:

1.	This statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2.	I am the Secretary and a Director of Genterra Inc. and as such have knowledge of its affairs;

3.
I have conducted such examinations of the books and records of Genterra Inc. and Consolidated Mercantile Incorporated (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

4.
There are reasonable grounds for believing that, (i) each of the Amalgamating Corporations is and the Corporation to be formed by their amalgamation will be able to pay its liabilities as they become due and (ii) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5.	There are reasonable grounds for believing that no creditor of either of the Amalgamating Corporations will be prejudiced by the amalgamation.

6.	No creditor of any of the Amalgamating Corporations has notified such corporation that he objects to the amalgamation.

7.	Based on the statements made above none of the Amalgamating Corporations is obligated to give notice to any creditor.

DATED this              day of October, 2009

STAN ABRAMOWITZ

-  -

SCHEDULE "A1"

STATEMENT OF DIRECTOR OR OFFICER
PURSUANT TO SUBSECTION 178(2) OF
THE BUSINESS CORPORATIONS ACT, (ONTARIO)

I, Stan Abramowitz of the City of Toronto in the Municipality of Metropolitan Toronto, Ontario hereby certify and state as follows:

1.	This statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2.	I am the Secretary of Consolidated Mercantile Incorporated and as such have knowledge of its affairs.

3.
I have conducted such examinations of the books and records of Consolidated Mercantile Incorporated and Genterra Inc. (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

4.
There are reasonable grounds for believing that, (i) each of the Amalgamating Corporations is and the Corporation to be formed by their amalgamation will be able to pay its liabilities as they become due and (ii) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5.	There are reasonable grounds for believing that no creditor of either of the Amalgamating Corporations will be prejudiced by the amalgamation.

6.	No creditor of any of the Amalgamating Corporations has notified such corporation that he objects to the amalgamation.

7.	Based on the statements made above none of the Amalgamating Corporations is obligated to give notice to any creditor.

DATED this              day of October, 2009

STAN ABRAMOWITZ
f:\users\cilia\forum financial\genterra\amalgamation\amalgamation schedules -a & a1.doc

-  -

SCHEDULE “B”

GENTERRA INC.

and

CONSOLIDATED MERCANTILE INCORPORATED

AMALGAMATION AGREEMENT

Dated as of April 27, 2009

GOLDMAN, SPRING, KICHLER & SANDERS LLP
40 Sheppard Avenue West
Suite 700
Toronto, Ontario
M2N 6K9

-  -

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION                                                                                                                                 2

Section 1.1                      Definitions                                                                                                            2
Section 1.2                      Currency                                                                                                            6
Section 1.3                      Interpretation Not Affected By Headings                                                                                                            6
Section 1.4                      Number and Gender                                                                                                            6
Section 1.5                      Date for Any Action                                                                                                            7
Section 1.6                      Meanings                                                                                                            7
Section 1.7                      Knowledge                                                                                                            7
Section 1.8                      Schedules                                                                                                            7

ARTICLE 2 THE AMALGAMATION                                                                                                                                 8

Section 2.1                      Implementation Steps                                                                                                            8
Section 2.2                      Notice of CMI Meeting, Notice of Genterra Meeting and Circular                                                                                                            8
Section 2.3                      Securities Compliance                                                                                                            8
Section 2.4                      Preparation of Filings                                                                                                            9
Section 2.5                      Filing of Articles of Amalgamation                                                                                                            10
Section 2.6                      Effect of the Amalgamation                                                                                                            10
Section 2.7                      Amalgamated Corporation                                                                                                            11
Section 2.8                      Stated Capital                                                                                                            13

ARTICLE 3 RIGHTS OF DISSENT                                                                                                                                 13

Section 3.1                      CMI Dissent Rights                                                                                                            13
Section 3.2                      Genterra Dissent Rights                                                                                                            13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF CMI                                                                                                                                 14

Section 4.1                      Organization and Standing                                                                                                            14
Section 4.2                      Capitalization of CMI                                                                                                            14
Section 4.3                      Authority and No Violation                                                                                                            15
Section 4.4                      Consents, Approvals                                                                                                            16
Section 4.5                      Public Disclosure                                                                                                            16
Section 4.6                      Financial Statements, Reports                                                                                                            16
Section 4.7                      Property, Assets                                                                                                            17
Section 4.8                      Liabilities                                                                                                            17
Section 4.9                      Litigation, Etc.                                                                                                            17
Section 4.10                      Insurance                                                                                                            17
Section 4.11                      Absence of Certain Changes or Events                                                                                                            17
Section 4.12                      Tax                                                                                                            18
Section 4.13                      Employment Matters                                                                                                            19
Section 4.14                      Corporate Records                                                                                                            20
Section 4.15                      Contracts                                                                                                            20
Section 4.16                      Compliance with Laws; Permits                                                                                                            20
Section 4.17                      Restrictions on Business Activities                                                                                                            21
Section 4.18                      Intellectual Property                                                                                                            21
Section 4.19                      Brokerage and Finders’ Fees                                                                                                            21
Section 4.20                      Securities laws and Stock Exchanges                                                                                                            21
Section 4.21                      Solvency of CMI                                                                                                            21
Section 4.22                      Creditors of CMI                                                                                                            22
Section 4.23                      Non-Arms Length Contracts                                                                                                            22
Section 4.24                      CMI Information                                                                                                            22
Section 4.25                      Survival of Representations and Warranties                                                                                                            22

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF GENTERRA                                                                                                                                         22

Section 5.1                      Organization and Standing                                                                                                            22
Section 5.2                      Capitalization of Genterra.                                                                                                            23
Section 5.3                      Authority and No Violation                                                                                                            23
Section 5.4                      Consents, Approvals                                                                                                            24
Section 5.5                      Public Disclosure                                                                                                            25
Section 5.6                      Financial Statements, Reports                                                                                                            25
Section 5.7                      Property, Assets                                                                                                            25
Section 5.8                      Liabilities                                                                                                            25
Section 5.9                      Litigation, Etc.                                                                                                            26
Section 5.10                      Insurance                                                                                                            26
Section 5.11                      Absence of Certain Changes or Events.                                                                                                            26
Section 5.12                      Tax                                                                                                            26
Section 5.13                      Employment Matters                                                                                                            27
Section 5.14                      Corporate Records                                                                                                            28
Section 5.15                      Contracts.                                                                                                            29
Section 5.16                      Compliance with Laws; Permits.                                                                                                            29
Section 5.17                      Restrictions on Business Activities.                                                                                                            29
Section 5.18                      Environmental.                                                                                                            29
Section 5.19                      Intellectual Property                                                                                                            30
Section 5.20                      Brokerage and Finders’ Fees                                                                                                            30
Section 5.21                      Securities Laws and Stock Exchanges                                                                                                            30
Section 5.22                      Solvency of Genterra                                                                                                            30
Section 5.23                      Creditors of Genterra                                                                                                            30
Section 5.24                      Non-Arms length Contracts                                                                                                            30
Section 5.25                      Genterra Information                                                                                                            31
Section 5.26                      Survival of Representations and Warranties                                                                                                            31

ARTICLE 6 COVENANTS AND AGREEMENTS                                                                                                                                 31

Section 6.1                      Mutual Covenants                                                                                                            31
Section 6.2                      Covenants of CMI                                                                                                            35
Section 6.2A                      Covenants of CMI Regarding Non-Solicitation                                                                                                            35
Section 6.2B                      Notice by CMI of Superior Proposal Determination                                                                                                            37
Section 6.3                      Covenants of Genterra                                                                                                            38
Section 6.3A                      Covenants of Genterra Regarding Non-Solicitation                                                                                                            39
Section 6.3B                      Notice by Genterra of Superior Proposal Determination                                                                                                            40
Section 6.4                      Access to Information                                                                                                            41
Section 6.5                      Closing Matters                                                                                                            42

ARTICLE 7 CONDITIONS                                                                                                                                 42

Section 7.1                      Mutual Conditions Precedent.                                                                                                            42
Section 7.2                      Additional Conditions Precedent to the Obligations of Genterra                                                                                                            43
Section 7.3                      Additional Conditions Precedent to the Obligations of CMI                                                                                                            44
Section 7.4                      Merger of Conditions                                                                                                            45

ARTICLE 8 AMENDMENT AND TERMINATION                                                                                                                                 45

Section 8.1                      Amendment                                                                                                            45
Section 8.2                      Termination                                                                                                            45
Section 8.3                      Effect of Termination                                                                                                            47

ARTICLE 9 GENERAL                                                                                                                                 47

Section 9.1                      Investigation                                                                                                            47
Section 9.2                      Notices                                                                                                            47
Section 9.3                      Assignment                                                                                                            48
Section 9.4                      Binding Effect                                                                                                            48
Section 9.5                      Third Party Beneficiaries                                                                                                            48
Section 9.6                      Waiver and Modification                                                                                                            48
Section 9.7                      No Personal Liability                                                                                                            48
Section 9.8                      Further Assurances                                                                                                            48
Section 9.9                      Expenses.                                                                                                            48
Section 9.10                      Public Announcements                                                                                                            49
Section 9.11                      Governing Law; Consent to Jurisdiction                                                                                                            49
Section 9.12                      Entire Agreement                                                                                                            49
Section 9.13                      Time of Essence                                                                                                            49
Section 9.14                      Severability                                                                                                            49
Section 9.15                      Counterparts                                                                                                            50

SCHEDULE “2.1(a)” FORM OF GENTERRA AMALGAMATION RESOLUTION                                                                                                                                         51
SCHEDULE “2.1(b)” FORM OF CMI AMALGAMATION RESOLUTION                                                                                                                                 52
SCHEDULE “2.7(d)” AMALCO SHARE ATTRIBUTES                                                                                                                                 53
SCHEDULE “2.7(m)” GENTERRA STOCK OPTION PLAN                                                                                                                                 64
SCHEDULE “4.2(c)” CMI SUBSIDIARIES                                                                                                                                 74
SCHEDULE “4.15” MATERIAL CONTRACTS OF CMI                                                                                                                                 75
SCHEDULE “5.2(c)” GENTERRA SUBSIDIARIES                                                                                                                                 76
SCHEDULE “5.15” MATERIAL CONTRACTS OF GENTERRA                                                                                                                                 77

-  -

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT dated as of the 27th day of April, 2009.

BETWEEN:

GENTERRA INC.,
a corporation existing pursuant to the provisions
of the Business Corporations Act (Ontario)

(hereinafter referred to as “Genterra”)

OF THE FIRST PART

- and

CONSOLIDATED MERCANTILE INCORPORATED,
a corporation existing pursuant to the provisions
of the Business Corporations Act (Ontario)

(hereinafter referred to as “CMI”)

OF THE SECOND PART

WITNESSES THAT:

WHEREAS the board of directors of Genterra has determined that the Amalgamation to be effected pursuant to this Agreement is advisable and in the best interests of Genterra and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Amalgamation and the other transactions contemplated hereby to the Holders of Genterra Shares;

AND WHEREAS in furtherance of the Amalgamation, the board of directors of Genterra has agreed to submit the Genterra Amalgamation Resolution in accordance with Section 176 of the OBCA to the Holders of Genterra Shares for approval;

AND WHEREAS the board of directors of CMI has determined that the Amalgamation to be effected pursuant to this Agreement is advisable and in the best interests of CMI and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Amalgamation and the other transactions contemplated hereby to the Holders of CMI Shares;

AND WHEREAS, in furtherance of the Amalgamation, the board of directors of CMI has agreed to submit the CMI Amalgamation Resolution in accordance with Section 176 of the OBCA to the Holders of CMI Shares for approval;

AND WHEREAS, upon the Amalgamation becoming effective, the CMI Shares will be exchanged for Amalco Shares in accordance with the provisions of this Agreement and the Genterra Shares will be exchanged for corresponding Amalco Shares in accordance with the provisions of this Agreement;

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of

-  -

which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1                      Definitions.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings

“affiliate” has the meaning ascribed thereto in the Securities Act unless otherwise expressly stated herein;

“Acquisition Proposal” means any merger, amalgamation, take-over bid, tender offer, arrangement, recapitalization, liquidation, dissolution, share exchange, material sale of assets (or any lease, long term supply agreement or other arrangement having the same economic effect as a material sale of assets), any sale of more than 20% of any class of equity securities of the Target or any of its Subsidiaries or rights or interests therein or thereto, or similar transactions involving the Target or any Subsidiaries thereof, or any other transaction, the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Amalgamation or a proposal or offer, or public announcement of an intention, to do so, directly or indirectly, or any modification or proposed modification of any of the foregoing, excluding the Amalgamation or any transaction to which either CMI or Genterra, to the extent it is not the Target, is a party;

“Acquisition Proposal Assessment Period” has the meaning set forth in Section 6.2A(a)(iii).

“Agreement” means this amalgamation agreement, provided for in Section 175 of the OBCA, including the schedules hereto;

“Amalco” means “Genterra Capital Inc.”, the corporation resulting from the Amalgamation upon the Effective Date;

“Amalco Common Shares” means the common shares in the capital of Amalco;

“Amalco Class A Preference Shares” means the Class A Preference Shares in the capital of Amalco;

“Amalco Class B Preference Shares” means the Class B Preference Shares in the capital of Amalco;

“Amalco Shares” means the Amalco Common Shares, the Amalco Class A Preference Shares and the Amalco Class B Preference Shares;

 “Amalgamation” means the amalgamation of Genterra and CMI pursuant to Section 176 of the OBCA as provided for in this Agreement;

“Appropriate Regulatory Approvals” means all of the rulings, consents, orders, exemptions, permits and other approvals of Governmental Entities, the TSX and the TSXV required or necessary for the completion of the transactions provided for in this Agreement;

“Articles of Amalgamation” means the articles of amalgamation in respect of the Amalgamation, in the form required by the OBCA, to be sent to the Director, subject to the conditions of this Agreement,

-  -

following the approval of the CMI Amalgamation Resolution by the Holders of CMI Shares and the approval of the Genterra Amalgamation Resolution by the Holders of Genterra Shares, as applicable;

“Business Day” means a day on which commercial banks are generally open for business in Toronto, Ontario other than a Saturday, Sunday or a day observed as a holiday in Toronto, Ontario under the Laws of the Province of Ontario or the federal Laws of Canada;

“Charter Documents” means, as applicable, the articles and by-laws, memorandum and articles of association or other similar constating documents of any body corporate;

“Circular” means the joint management information circular of Genterra and CMI prepared for the Genterra Meeting and CMI Meeting and describing the Amalgamation prepared by Genterra and CMI and accepted by the TSX and the TSXV;

“CMI” means Consolidated Mercantile Incorporated, a corporation existing under the OBCA;

“CMI Amalgamation Resolution” means the special resolution of the Holders of CMI Shares approving the Amalgamation, to be substantially in the form and content of Schedule “2.01 (a)” hereto;

“CMI Dissent Rights” has the meaning specified in Subsection 3.1(a);

“CMI Dissenting Shareholder” means a Holder of CMI Shares who dissents from the CMI Amalgamation Resolution in compliance with the CMI Dissent Rights;

“CMI Meeting” means the special meeting of the Holders of CMI Shares (including any adjournment(s) or postponements thereof) to be called and held for, the purpose of considering and, if deemed advisable, approving the Amalgamation and the CMI Amalgamation Resolution;

“CMI Public Disclosure” has the meaning specified in Section 4.5;

“CMI Class A Preference Shares” means the Class A Preference Shares in the capital of CMI that are currently issued and outstanding;

“CMI Shares” means all of the outstanding common shares in the capital of CMI;

“Director” means the Director appointed under Section 278 of the OBCA;

“Effective Date” means the date shown on the certificate of amendment and the certificate of amalgamation issued by the Director giving effect to the Amalgamation;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

“Encumbrance” includes whether or not registered or recorded, any and all mortgages, liens, licences, charges, security interests, pledges, conditional sales contracts, options or other rights to acquire any interest in any property, and any adverse claims or rights in any property;

“Genterra” means Genterra Inc., a company existing pursuant to the provisions of the OBCA;

“Genterra Amalgamation Resolution” means the special resolution of the Holders of Genterra Shares approving the Amalgamation, to be substantially in the form and content of Schedule “2.01(b)” hereto;

-  -

“Genterra Class A Preference Shares” means the Class A Preference Shares in the capital of Genterra that are currently issued and outstanding;

 “Genterra Class B Preference Shares” means the Class B Preference Shares in the capital of Genterra that are currently issued and outstanding;

“Genterra Common Shares” means the common shares in the capital of Genterra that are currently issued and outstanding;

“Genterra Dissenting Shareholder” means a holder of Genterra Shares who dissents from the Genterra Amalgamation Resolution in compliance with the Genterra Dissent Rights;

“Genterra Dissent Rights” has the meaning specified in Subsection 3.2(a);

“Genterra Meeting” means the special meeting of the Holders of Genterra Shares (including any adjournment(s) or postponements thereof) to be called and held for, the purpose of considering and, if deemed advisable, approving the Amalgamation and the Genterra Amalgamation Resolution;

“Genterra Preferred Shares” means the Genterra Class A Preference Shares and the Genterra Class B Preference Shares;;

“Genterra Public Disclosure” has the meaning specified in Section 5.5;

“Genterra Shareholders” means all of the Holders of the Genterra Shares;

“Genterra Shares” means the Genterra Common Shares and Genterra Preferred Shares that are currently issued and outstanding;

“Genterra Stock Option Plan” means the stock option plan of Genterra, a copy of which is attached as Schedule 2.7(m) hereto, under which options to purchase Genterra Shares may be issued in accordance with the policies of the TSX and/or the TSXV;

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Holders” means, when used with reference to the CMI Shares, Genterra Shares or the Amalco Shares, the holders of such CMI Shares, Genterra Shares or Amalco Shares, as applicable, shown from time to time in the register maintained by or on behalf of CMI, Genterra or Amalco, as applicable, in respect of such CMI Shares, Genterra Shares or Amalco Shares, as applicable;

“Laws” means all statutes, regulations, rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the TSX and/or the TSXV);

“Material Adverse Effect”, when used in connection with CMI or Genterra, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, prospects, operations or

-  -

results of operations or those of its subsidiaries, that is, or would be reasonably expected to be, material and adverse to the current or future business, operations, regulatory status, financial condition or results of operations of CMI or Genterra, as the case may be, taken as a whole, but shall, for greater certainty, exclude (a) any decrease in the trading price or value of the common shares of CMI or Genterra immediately following and reasonably attributable to the announcement of the Amalgamation or (b) any change, effect, event or occurrence relating to the North American economy as a whole or securities markets in general;

“Material Fact” has the meaning ascribed thereto in the Securities Act;

“misrepresentation” has the meaning ascribed thereto in the Securities Act;

“Notice of Genterra Meeting” means the notice of the Genterra Meeting to be provided by Genterra to the Holders of the Genterra Shares;

“Notice of CMI Meeting” means the notice of the CMI Meeting to be provided by CMI to the Holders of the CMI Shares;

“OBCA” means the Business Corporations Act (Ontario), as amended;

“Person” means and includes an individual, firm, sole proprietorship, partnership, joint venture, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative, Governmental Entity, or other entity, whether or not having legal status;

“Securities Act” means the Securities Act (Ontario), as amended;

“Subsidiary” means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary;

“Superior Proposal” means a bona fide written Acquisition Proposal (i) to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination or similar transaction, all of the common shares of the Target, or all or substantially all of the assets of the Target and its Subsidiaries that the Board of Directors of the Target has determined in good faith (after consultation with its financial advisors and with its outside legal counsel) is reasonably capable of completion without undue delay taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal and such Acquisition Proposal would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable financially to the shareholders of the Target than the Amalgamation (including any adjustment to the terms and conditions of the Amalgamation proposed by either CMI or Genterra, to the extent it is not the Target, pursuant to Section 6.2B or Section 6.3B below, as the case may be);

“Target” means either CMI or Genterra, as the case may be, to the extent that it is the subject of an Acquisition Proposal;

“Tax” and “Taxes” means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income,

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earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes (including source withholdings in respect of income taxes, Canada Pension Plan and employment insurance premiums), payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

“Tax Act” means the Income Tax Act (Canada), as amended;

“Tax Returns” means all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;

“Termination Time” means the time that this Agreement is terminated;

“Time of Closing” shall have the meaning ascribed to such term in Section 6.5(a) of this Agreement;

“TSX” means the Toronto Stock Exchange; and

“TSXV” means the TSX Venture Exchange.

Section 1.2                      Currency.

All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

Section 1.3                      Interpretation Not Affected By Headings.

The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms “this Agreement”, “hereof’, “herein”, “hereunder” and similar expressions refer to this Agreement and the schedules hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

Section 1.4                      Number and Gender.

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders.

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Section 1.5                      Date for Any Action.

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.6                      Meanings.

Words and phrases used herein and defined in the OBCA shall have the same meaning herein as in the OBCA, unless otherwise defined herein or the context otherwise requires. Unless otherwise specifically indicated or the context otherwise requires, “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

Section 1.7                      Knowledge.

Where any matter is stated to be “to the knowledge” or “to the best of the knowledge” of CMI or words to like effect in this Agreement, CMI shall be required, in addition to making any other reasonable inquiries, to make inquiries of officers of CMI.

Where any matter is stated to be “to the knowledge” or “to the best of the knowledge” of Genterra or words to like effect in this Agreement, Genterra, shall be required, in addition to making any other reasonable inquiries, to make inquiries of officers of Genterra.

Section 1.8                      Schedules.

The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

Schedule “2. 1(a)”                                           -           Form of CMI Amalgamation Resolution

Schedule “2.1(b)”                                           -           Form of Genterra Amalgamation Resolution

Schedule “2.7(d)”                                           -           Amalco Share Attributes

Schedule “2.7(m)”                                           -           Genterra Stock Option Plan

Schedule “4.2(c)”                                           -           CMI Subsidiaries

Schedule “4.15”                                           -           Material Contracts of CMI

Schedule “5.2(c)”                                           -           Genterra Subsidiaries

Schedule “5.15”                                           -           Material Contracts of Genterra

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ARTICLE 2
THE AMALGAMATION

Section 2.1                      Implementation Steps.

(a)
CMI covenants in favour of Genterra that CMI shall either lawfully convene and hold the CMI Meeting for the purpose of considering the CMI Amalgamation Resolution or circulate the CMI Amalgamation Resolution for signature by all of the Holders of CMI Shares as soon as reasonably practicable and, in any event, no later than December 31, 2009 subject to adjournments or postponements, as may be agreed to by CMI and Genterra.

(b)
Genterra covenants in favour of CMI that Genterra shall lawfully convene and hold the Genterra Meeting for the purpose of considering the Genterra Amalgamation Resolution as soon as reasonably practicable and, in any event, no later than December 31, 2009 , subject to adjournments or postponements, as may be agreed to by CMI and Genterra.

Section 2.2                      Notice of CMI Meeting, Notice of Genterra Meeting and Circular.

As promptly as reasonably practicable, CMI shall give the Notice of CMI Meeting, Genterra shall give the Notice of the Genterra Meeting and Genterra and CMI shall prepare the Circular together with any other documents required by the Securities Act, the OBCA or other applicable Laws in connection with the approval of the CMI Amalgamation Resolution, the Genterra Amalgamation Resolution and matters related thereto. Genterra and CMI shall give the other party timely opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to Genterra and CMI, as the case may be, before it is filed or distributed to the Holders of CMI Shares; provided, that Genterra and CMI will provide the other party with its comments and any proposed additions and deletions within five Business Days after each receipt of a draft Notice of CMI Meeting, draft Notice of Genterra Meeting and Circular from CMI and Genterra, as the case may be. As promptly as practicable after the date hereof, CMI shall cause the Notice of CMI Meeting and other documentation required in connection with the CMI Meeting to be sent to each holder of CMI Shares and shall cause the Circular to be filed with the TSX.  As promptly as practicable after the date hereof, Genterra shall cause the Notice of Genterra Meeting and other documentation required in connection with the Genterra Meeting to be sent to each holder of Genterra Shares and shall cause the Circular to be filed with the TSXV.

Section 2.3                      Securities Compliance.

Each of Genterra and CMI, acting jointly, shall use reasonable best efforts to obtain all orders required from the applicable Governmental Entities and the TSX and/or the TSXV to permit the issuance and resale of the Amalco Shares issuable pursuant to the Amalgamation as well as the Amalco Shares issuable upon the exercise of the Amalco Options without qualification with, or approval of, or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any Governmental Entity administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a “control person” for purposes of Canadian federal, provincial or territorial securities Laws).

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Section 2.4                      Preparation of Filings.

(a)           Genterra and CMI shall cooperate in:

(i)
the preparation of any application for the orders and the preparation of any documents reasonably deemed by Genterra or CMI to be necessary to discharge their respective obligations under applicable Canadian and United States federal, provincial, territorial or state securities Laws in connection with the Amalgamation and the other transactions contemplated hereby;

(ii)
the taking of all such action as may be required under any applicable Canadian and United States federal, provincial, territorial or state securities Laws (including “blue sky laws”) in connection with the issuance of the Amalco Shares and any securities issuable upon the exercise thereof in connection with the Amalgamation; provided, however, that with respect to the United States “blue sky” and Canadian provincial qualifications neither Genterra nor CMI shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Amalco Shares; and

(iii)	the taking of all such action as may be required under the OBCA in connection with the transactions contemplated by this Agreement.

(b)
Each of Genterra and CMI shall promptly furnish to the other all information concerning it and its security holders as may be required for the effectuation of the actions described in Sections 2.2 and 2.3 and the foregoing provisions of this Section 2.4, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Amalgamation and the other transactions contemplated by this Agreement will contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

(c)
Each of Genterra and CMI shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Notice of CMI Meeting, the Notice of Genterra Meeting, the Circular or an application for an order described in Section 2.3 contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Notice of CMI Meeting, the Notice of Genterra Meeting, the Circular or such application. In any such event, Genterra and CMI shall cooperate in the preparation of a supplement or amendment to the Notice of CMI Meeting, the Notice of Genterra Meeting, the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Holders of CMI Shares, Holders of Genterra Shares or filed with the relevant securities regulatory authorities, as the case maybe.

(d)	Subject to CMI complying with Subsection 2.4(b), Genterra shall ensure that each of the Notice of Genterra Meeting and the Circular complies with all applicable Laws and,

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without limiting the generality of the foregoing, that the portion of the Circular which relates to Genterra does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

(e)
Subject to Genterra complying with Subsection 2.4(b), CMI shall ensure that the Notice of CMI Meeting and the Circular comply with all applicable Laws and, without limiting the generality of the foregoing, that the portion of the Circular which relates to CMI does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

Section 2.5                      Filing of Articles of Amalgamation.

Subject to the rights of termination contained in Article 8 hereof, upon the Holders of CMI Shares approving the CMI Amalgamation Resolution and upon the Holders of Genterra Shares approving the Genterra Amalgamation Resolution, in accordance with the provisions of the OBCA, CMI and Genterra shall jointly file with the Registrar of the OBCA the Articles of Amalgamation and such other documents as are required to be filed under the OBCA for acceptance by the Registrar of the OBCA to give effect to the Amalgamation, pursuant to provisions of the OBCA.

Section 2.6                      Effect of the Amalgamation.

On the Effective Date of the Amalgamation, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)
CMI and Genterra shall amalgamate to form Amalco and shall continue as one company under the OBCA in the manner set out in Section 2.7 hereof and with the effect set out in Section 179 of the OBCA, unless the Amalgamation does not proceed;

(b)	immediately upon the amalgamation of CMI and Genterra to form Amalco as set forth in Subsection 2.6(a):

(i)
each CMI Share issued and outstanding on the Effective Date (other than CMI Shares held by Dissenting Shareholders, to whom Subsection 3.1(b) applies, and the 24 CMI Shares owned by Genterra, which shall be cancelled pursuant to Clause 2.6(b)(v))) shall be converted into one (1) Amalco Common Share and provided that fractional Amalco Common Shares shall not be issued to Holders of CMI Shares;

(ii)
each three and six-tenths Genterra Common Shares issued and outstanding on the Effective Date (other than Genterra Shares held by Dissenting Shareholders, to whom Subsection 3.2(b) applies, and the 292,117 Genterra Common Shares owned by CMI, which shall be cancelled pursuant to Clause 2.6(b)(v)) shall be converted into one Amalco Common Share and provided that fractional Amalco Common Shares shall not be issued to holders of Genterra Common Shares;

(iii)	each one Genterra Class A Preference Share issued and outstanding on the Effective Date (other than Genterra Shares held by Dissenting Shareholders, to

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whom Subsection 3.2(b) applies) shall be converted into one Amalco Class A Preference Share and provided that fractional Amalco Class A Preference Shares shall not be issued to holders of Genterra Class A Preference Shares;

(iv)
each one Genterra Class B Preference Share issued and outstanding on the Effective Date (other than Genterra Shares held by Dissenting Shareholders, to whom Subsection 3.2(b) applies) shall be converted into one Amalco Class B Preference Share and provided that fractional Amalco Class B Preference Shares shall not be issued to holders of Genterra Class B Preference Shares; and

(v)	each of the 292,117 Genterra Common Share owned by CMI and each of the 24 CMI Shares owned by Genterra shall be cancelled; and

(c)	with respect to the CMI Shares and the Genterra Shares exchanged in accordance with Subsection 2.6(b):

(i)
the Holders thereof shall cease to be the holder of such CMI Shares and Genterra Shares, and the name of such holder shall be removed from the register of holders of such CMI Shares or Genterra Shares, as the case maybe;

(ii)	the certificates (if any) representing any CMI Shares and Genterra Shares shall be deemed to have been cancelled as of the Effective Date;

(iii)
the holders thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange or transfer such securities in accordance with Subsection 2.6(b);

(iv)	any fractional interests resulting from the transactions provided for in Subsection 2.6(b) shall be rounded up or down to the nearest whole Amalco Share;

provided that none of the foregoing shall occur or shall be deemed to occur unless all of the foregoing occurs.

Section 2.7                      Amalgamated Corporation.

Unless and until otherwise determined in the manner required by law, by Amalco or by its directors or the Holder or Holders of the Amalco Shares, the following provisions shall apply:

(a)           Name. The name of Amalco shall be “Genterra Capital Inc.”;

(b)	Registered Office. The registered office of Amalco shall be located in Toronto, Ontario. The address of the registered office of Amalco shall be 106 Avenue Road, Toronto, Ontario, M5R 2H3;

(c)	Business and Powers. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

(d)
Authorized Share Capital. Amalco shall be authorized to issue an unlimited number of common shares, an unlimited number of Class A Preference shares, and an unlimited number of Class B Preference shares, and the attributes of the common shares, Class A

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Preference shares, and Class B Preference shares shall be as set forth in Schedule 2.7(d) hereof;

(e)	Share Restrictions. There shall be no restrictions upon the right to transfer any shares of Amalco;

(f)	Number of Directors. The number of directors of Amalco shall be not less than three and not more than fifteen as the shareholders of Amalco may from time to time determine;

(g)	Initial Directors. The initial directors of Amalco shall be as follows:

(i)	Fred Litwin;

(ii)	Stan Abramowitz

(iii)	Mark Dawber;

(iv)	Sol Nayman; and

(v)	Alan Kornblum

(h)	Initial Officers. The initial officers of Amalco and their positions shall be as follows:

(i)	Fred Litwin, President;

(ii)	Mark Litwin, Vice-President; and

(iii)	Stan Abramowitz, Chief Financial Officer and Secretary.

(i)	By-laws. The by-laws of Amalco, until repealed, amended or altered, shall be the same as the by-laws of Genterra with such amendments thereto as may be necessary to give effect to this Agreement;

(j)
Auditors. The auditors of Amalco, until the first annual general meeting of shareholders of Amalco, shall be BDO Dunwoody LLP, unless and until such auditors resign or are removed in accordance with the provisions of the OBCA;

(k)
Additional Directors. The directors of Amalco may, between annual meetings, appoint one or more additional directors of Amalco to serve until the next annual meeting of Amalco but the number of additional directors is not at any time to exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of Amalco;

(l)	Fiscal Year. The fiscal year end of Amalco is to be September 30;

(m)	Stock Option Plan. The Genterra Stock Option Plan will be the stock option plan for Amalco; and

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(n)
Transfer Agent. Amalco’s registrar and transfer agent is to be Computershare Investor Services Inc. at its office in Toronto, Ontario or such other registrar or transfer agent that is approved by the directors of Amalco.

Section 2.8                      Stated Capital.

Upon the Amalgamation, Amalco shall add to the stated capital account maintained in respect of the Amalco Shares an amount equal to the aggregate paid up capital for purposes of the Tax Act of the Genterra Shares immediately before the Effective Time plus the aggregate paid up capital for purposes of the Tax Act of the CMI Shares immediately before the Effective Time.

ARTICLE 3
RIGHTS OF DISSENT

Section 3.1                      CMI Dissent Rights.

(a)
A holder of CMI Shares may exercise rights of dissent with respect to such CMI Shares pursuant to and in the manner set forth in Section 185 of the OBCA (the “CMI Dissent Rights”) in connection with the Amalgamation. A holder of CMI Shares who duly exercises such CMI Dissent Rights (including the sending of a notice of dissent to CMI) and such CMI Dissenting Shareholder is ultimately entitled to be paid fair value for their CMI Shares, such shares are deemed to have been surrendered to CMI for cancellation immediately prior to the Effective Time.

(b)
If a CMI Dissenting Shareholder is ultimately determined not to be entitled, for any reason, to be paid fair value for their CMI Shares, a holder of CMI Shares shall be deemed to have participated in the Amalgamation, as of the Effective Time, on the same basis as a non-CMI Dissenting Shareholder.

Section 3.2                      Genterra Dissent Rights.

(a)
A holder of Genterra Shares may exercise rights of dissent with respect to such Genterra Shares pursuant to and in the manner set forth in Section 185 of the OBCA (the “Genterra Dissent Rights”) in connection with the Amalgamation. A holder of Genterra Shares who duly exercises such Genterra Dissent Rights (including the sending of a notice of dissent to Genterra) and such Genterra Dissenting Shareholder is ultimately entitled to be paid fair value for their Genterra Shares, such shares are deemed to have been surrendered to Genterra for cancellation immediately prior to the Effective Time.

(b)
If a Genterra Dissenting Shareholder is ultimately determined not to be entitled, for any reason, to be paid fair value for their Genterra Shares, a holder of Genterra Shares shall be deemed to have participated in the Amalgamation, as of the Effective Time, on the same basis as a non-Genterra Dissenting Shareholder.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CMI

CMI represents and warrants to and in favour of Genterra as follows:

Section 4.1                      Organization and Standing.

CMI has been duly incorporated and is a valid and subsisting corporation under the provisions of the Laws of its jurisdiction of continuance or incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where, individually or in the aggregate, the failure to be so licensed or qualified would not have a Material Adverse Effect on CMI.

Section 4.2                      Capitalization of CMI.

(a)
The authorized share capital of CMI consists of (i) an unlimited number of CMI Shares; and (ii) an unlimited number of preference shares.  As of the date hereof, 5,076,407 CMI Shares and 315,544 CMI Class A Preference Shares were issued and outstanding. All of such issued and outstanding shares are fully paid and non-assessable.  All the CMI Shares and CMI Class A Preference Shares were offered, issued and sold in compliance with applicable securities laws, and all notices and filings in respect of such distributions have been made by CMI within the time and within the manner required by the securities laws.

(b)
CMI does not have any outstanding agreements, subscriptions, warrants, options or commitments (pre-emptive, contingent or otherwise), nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating CMI to offer, sell, repurchase or otherwise acquire, transfer, pledge or encumber any shares in the capital of CMI, or other securities, nor are there outstanding any securities or obligations of any kind convertible into or exercisable or exchangeable for any capital stock of CMI. There are no outstanding bonds, debentures or other evidences of indebtedness of CMI having the right to vote or that are exchangeable or convertible for or exercisable into securities having the right to vote with Holders of CMI Shares on any matter as of the date hereof. There are no outstanding securities of CMI in addition to CMI Shares having the right to vote with Holders of CMI Shares on any matter.

(c)
Except as set forth in Schedule 4.2(c) hereto, CMI does not have any shares or other interests in any company or Person and is not a party to any agreement or arrangement to acquire any shares or other interests in any other companies or Persons and is not a party to any agreement or arrangement to acquire or lease any other business operations.

(d)
As of the date hereof, there are no shareholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which CMI is a party or bound with respect to the voting, disposition or registration of any outstanding securities of CMI.

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Section 4.3                      Authority and No Violation.

(a)
CMI has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein have been duly authorized by all necessary corporate action of CMI. This Agreement has been duly executed and delivered by CMI and constitutes a valid and binding obligation of CMI, enforceable in accordance with its terms subject only to the following qualifications:

(i)	an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

(ii)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights.

(b)
None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

(i)	conflict with any of the terms, conditions or provisions of the Charter Documents of CMI;

(ii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.4 being made or obtained, violate any provision of any Laws applicable to CMI; or

(iii)
conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which CMI is a party or by which it is bound or to which its property is subject, all as of the Effective Date; or

(iv)
result in the cancellation, suspension or alteration in the terms of any licence, permit or authority held by CMI, or in the creation of any Encumbrance upon any of the assets of CMI under any such agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any interest or rights, including rights of purchase, termination, cancellation or acceleration;

except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on CMI or impair the ability of CMI to perform its obligations hereunder or prevent or delay the consummation of any of the transactions contemplated hereby; and

(c)
The board of directors of CMI at a meeting duly called and held or by written resolution has determined by unanimous approval that the transactions contemplated by this Agreement are fair to the Holders of CMI Shares and in the best interests of CMI and

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recommends that such Holders of CMI Shares vote in favour of the transactions contemplated by this Agreement.

Section 4.4	Consents, Approvals.

No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to CMI in connection with the execution and delivery of this Agreement by CMI, the performance of its obligations hereunder or the consummation by CMI of the transactions contemplated hereby other than (a) the approval by the shareholders of CMI of the CMI Amalgamation Resolution, (b) the approval of the TSX, (c) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement, (d) any filings with the Director appointed under Section 278 of the OBCA, and (e) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on CMI or prevent or delay the consummation of any of the transactions contemplated hereby or impair CMI’s ability to perform its obligations hereunder.

Section 4.5                      Public Disclosure.

Since January 1, 2007, CMI has filed any and all required forms, reports and documents (collectively, the “CMI Public Disclosure”) with the applicable Canadian securities regulatory authorities having jurisdiction. None of the CMI Public Disclosure filed by CMI with the applicable Canadian securities regulatory authorities having jurisdiction, at the time filed or as subsequently amended, contained any misrepresentation or any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.6                      Financial Statements, Reports.

(a)
The audited financial statements of CMI as at and for the twelve months ended December 31, 2008 (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the period involved, (ii) complied in all material respects with the requirements of applicable securities Laws, and (iii) fairly present the consolidated financial position, results of operations, the changes in its financial position and cash flows of CMI as of the date thereof and for the period covered thereby. Except as disclosed in writing to Genterra, no information has come to the attention of CMI since the date that such financial statements were issued that would or would reasonably be expected to require any restatement or revision of such financial statements.

(b)	Except as set forth in the CMI Public Disclosure, from December 31, 2008 to the date of this Agreement, there has been no change by CMI in its accounting policies, methods, practices or principles.

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Section 4.7	Property, Assets.

CMI is the legal and beneficial owner of the properties and assets described as being owned by it in the CMI Public Disclosure with good and marketable title thereto free and clear of material encumbrances, except as disclosed in the CMI Public Disclosure, with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or other encumbrance of any kind or nature whatsoever, except as disclosed in the CMI Public Disclosure. CMI does not own or lease any real property.

Section 4.8                      Liabilities.

Except as disclosed or reflected in the CMI financial statements described in Section 4.6, or as disclosed in writing to Genterra, or as reasonably incurred in the ordinary course of CMI business since December 31, 2008, CMI has no liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by Canadian generally accepted accounting principles to be reflected on a balance sheet of CMI) that have constituted or would be reasonably likely to constitute a Material Adverse Effect. Without limiting the generality of the foregoing provisions of this Section 4.8, CMI has not committed to make any capital expenditures, nor have any capital expenditures been authorized by CMI at any time since December 31, 2008.

Section 4.9                      Litigation, Etc.

There are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of CMI or, instituted, pending, or, to the knowledge of CMI, threatened against or affecting CMI at law or in equity or before or by any Governmental Entity, nor is there any judgment, order, decree or award of any Governmental Entity having jurisdiction, obtained, pending or, to the knowledge of CMI, threatened against CMI and CMI nor its respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree.

Section 4.10                      Insurance.

CMI has its assets insured against loss or damages as is appropriate to its business and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages are and will be continued in full force and effect to and including the Effective Date and no notice of cancellation or termination has been received and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

Section 4.11                      Absence of Certain Changes or Events.

(a)
Each contract or agreement between CMI and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of CMI, is in full force and effect and, to the best of the knowledge and belief of CMI is valid, binding and enforceable against each of the parties thereto in accordance with its terms (subject only to the qualifications set out in Subsections 4.3(a)(i) and (ii) hereof) and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default except as disclosed in the CMI Public Disclosure.

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(b)
Since December 31, 2008, CMI has not: (i) declared or paid any dividends or made any distribution of its properties or assets to its shareholders and CMI has not disposed of any of its properties or assets or incurred any material indebtedness except as disclosed in the CMI Public Disclosure; or (ii) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singly or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect on its financial condition, assets, liabilities or business as currently or proposed to be conducted.

(c)	Except as disclosed in the CMI Public Disclosure, since December 31, 2008, CMI has conducted its businesses only in the ordinary course in a manner consistent with past practice.

Section 4.12	Tax.

(a)
CMI has timely filed, or caused to be filed, all Tax Returns required to be filed by it (all of which returns were correct and complete in all material respects), has timely paid, or caused to be paid, all Taxes due and payable by either of them, and has satisfied in full in all respects all Tax withholding, deposit and remittance requirements imposed on or with respect to CMI, and CMI’s consolidated financial statements for the fiscal period ending December 31, 2008 contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. CMI has made adequate provision in accordance with Canadian generally accepted accounting principles in its books and records for any amount of Taxes material to CMI and accruing in respect of any accounting period ending subsequent to the period covered by such financial statements.

(b)	Except as disclosed in writing to Genterra:

(i)
CMI has not received any written notification that any issue involving an amount of Taxes has been raised (and is currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including any sales tax authority, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes have been given, filed or requested with respect to CMI;

(ii)	CMI has not received any notice from any taxing authority to the effect that any Tax Return is being examined, and CMI has no knowledge of any Tax audit or issue;

(iii)	There are no proposed (but unassessed) additional Taxes applicable by CMI and none has been asserted against CMI;

(iv)	There are no Tax liens on, or statutory trusts in respect of, any assets of CMI except for Taxes not yet due and payable; and

(v)	CMI has not received a refund of any Taxes to which it was not entitled.

(c)	CMI has withheld from each payment made to any present or former employees, officers, consultants and directors and to all persons who are non-residents of Canada for the

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purposes of the Tax Act all amounts required by Law and have remitted such withheld amounts within the prescribed periods to the appropriate federal or provincial taxing authority. CMI has remitted all Canada Pension Plan contributions, Employment Insurance premiums, Employer Health Taxes and other Taxes payable by it and has or will have remitted such amounts to the proper taxing authority within the time required by applicable Law. CMI charged, collected and remitted on a timely basis all Taxes required by applicable Law (including, without limitation, Part IX of the Excise Tax Act (Canada) or the retail sales tax legislation of any province of Canada) on any sale, supply or delivery whatsoever, made by CMI.

Section 4.13	Employment Matters.

(a)
Except as disclosed to Genterra in writing, CMI is not a party to (i) any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to any former or current director, officer, employee or consultant, or (ii) any employment agreement with, any former or current director, officer, employee or consultant.

(b)	CMI is not a party to written or oral employment agreements or consulting agreements other than as has been disclosed to Genterra in writing.

(c)
There are no complaints against CMI before any employment standards branch or tribunal or human rights tribunal, nor, to the knowledge of CMI, any complaints or any occurrence which might lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any obligation upon the CMI to do or refrain from doing any act. Except for noncompliance that is not or would not result in a Material Adverse Effect on CMI, CMI is currently in full compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders against CMI under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such claim.

(d)
CMI has complied in all material respects with all applicable Laws relating to employment in its businesses, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards, pay equity and workers’ compensation. All salaries or wages, vacation pay (including banked vacation pay), bonuses, commissions, premiums for employment insurance, pension plan, premiums, and other employee benefit payments are accurately reflected and have been accrued in the books and records of CMI and no salaries or wages are owing to any employee of CMI except for those salaries and wages accrued as of the date hereof at each employee’s current salary level or wage amount payable on the next scheduled pay period.

(e)
To the best of the knowledge of CMI, no employee or independent contractor of CMI is obligated under any contract (including licences, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or independent contractor’s best efforts to promote the interests of CMI. To the best of the knowledge of CMI, no present or former employee or independent contractor of CMI has

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violated any term of any employment contract, non-competition or non-solicitation agreement, patent or other proprietary information agreement or similar contract with, or any fiduciary duty in favour of, a former employer of such employee or independent contractor or any other third party. CMI has not received any notice from any third party alleging that such a violation has occurred.

(f)
CMI has not, and is not, subject to any present or future obligation or liability under any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of the employees of the business, other than the Canada Pension Plan and other similar plans established pursuant to statute.

Section 4.14	Corporate Records.

The corporate records and minute books of CMI as required to be maintained by CMI under the Laws of its jurisdiction of incorporation are up-to-date, in all material respects, and contain complete and accurate minutes of all meetings of shareholders and the board of directors and any committees thereof and all resolutions consented to in writing.

Section 4.15                      Contracts.

Other than as set forth in Schedule “4.15” attached hereto, there are no material written or oral contracts, agreements, guarantees, leases or executory commitments (each a “Material Contract”) to which CMI is a party, and CMI is not in default or breach of any Material Contract and to the knowledge of CMI no default or breach on the part of any other party to a Material Contract exists.

Section 4.16                      Compliance with Laws; Permits.

(a)
CMI is in compliance, and at all times has complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on CMI. No investigation or review by any Governmental Entity with respect to CMI is pending or, to the knowledge of CMI, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CMI.

(b)
CMI is in possession of all franchises, grants, authorizations, licences, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to lawfully carry on its businesses as they are now being conducted (collectively, the “CMI Permits”), except where the failure to be in possession of such CMI Permits would not, individually or in the aggregate, have a Material Adverse Effect on CMI and there is no action, proceeding or investigation pending or, to the knowledge of CMI, threatened regarding any of the CMI Permits which would have a Material Adverse Effect on CMI. CMI is not in conflict with, or in default or violation of any of the CMI Permits, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CMI.

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Section 4.17	Restrictions on Business Activities.

Other than its listing agreement with the TSX, there is no agreement, judgment, injunction, order or decree binding upon CMI that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of CMI, acquisition of property by CMI or the conduct of business by CMI as currently conducted or proposed to be conducted in the Circular.

Section 4.18                      Intellectual Property.

CMI directly or indirectly, owns, licenses or otherwise has legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, patent rights, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of CMI and its Subsidiaries as presently conducted.

Section 4.19	Brokerage and Finders’ Fees.

Neither CMI, nor any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of CMI, any brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

Section 4.20                      Securities Laws and Stock Exchanges.

(a)
CMI is currently a “reporting issuer” in the provinces of Ontario and Quebec and registered under the U.S. Securities Exchange Act of 1934 and is in compliance with all of its obligations as a reporting issuer and as a registrant. Since incorporation, CMI has not been the subject of any investigation by any stock exchange or any other securities regulatory authority or body, is current with all filings required to be made by it under applicable securities and corporate Laws and is not aware of any deficiencies in the filing of any documents or reports with any stock exchange or securities regulatory authority or body.

(b)	The CMI Shares are currently listed and posted for trading on the TSX and on no other stock exchange.

(c)	CMI is in compliance in all material respects with all of the rules, policies and requirements of the TSX.

Section 4.21                      Solvency of CMI.

There are reasonable grounds for believing that CMI is able to pay its liabilities as they become due and, at the time of the consummation of the Amalgamation, will be able to pay its liabilities as they become due. There are reasonable grounds for believing that the realizable value of Amalco’s assets will, immediately after the consummation of the Amalgamation, not be less than the aggregate of its liabilities and the stated capital of all classes of shares.

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Section 4.22                      Creditors of CMI.

CMI has reasonable grounds for believing that no creditor of CMI will be prejudiced by the Amalgamation.

Section 4.23                      Non-Arms Length Contracts

Except as set out in the Circular, CMI is not a party to any Contract or agreement with any officer, director, shareholder or any Person not dealing at arm’s length (within the meaning of the Tax Act) with CMI.

Section 4.24                      CMI Information

CMI has fully made available to Genterra and its advisers all of the information that they have requested for deciding whether to complete the transactions contemplated in this Agreement and all information relating to CMI, which CMI reasonably believes is necessary to enable Genterra to make such a decision. None of the foregoing representations, warranties and statements of fact and no other statement furnished by or on behalf of CMI to Genterra or its advisers in connection with the negotiation of the transactions contemplated by this Agreement, including in the Circular, contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to a prospective purchaser of securities of CMI seeking full information as to CMI and its properties, financial condition, prospects, businesses and affairs.

Section 4.25                      Survival of Representations and Warranties.

The representations and warranties of CMI contained in this Agreement shall be true at the Time of Closing as though they were made by CMI at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement in full force and effect for a period of two years. Notwithstanding the foregoing a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or a fraudulent misrepresentation by CMI may be made at any time following the Time of Closing against CMI subject only to applicable limitation periods imposed by law.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF GENTERRA

Genterra represents and warrants to and in favour of CMI as follows:

Section 5.1                      Organization and Standing.

Genterra has been duly incorporated and is a valid and subsisting corporation under the provisions of the Laws of its jurisdiction of continuance or incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carryon business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where, individually or in the aggregate, the failure to be so licensed or qualified would not have a Material Adverse Effect on Genterra.

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Section 5.2	Capitalization of Genterra.

(a)
The authorized share capital of Genterra consists of an unlimited number of Genterra Common Shares, an unlimited number of Genterra Class A Preference Shares issuable in series and an unlimited number of Genterra Class B Preference Shares.  As of the date hereof, 19,339,211 Genterra Common Shares, 326,000 Genterra Class A Series 1 Preference Shares and 26,274,918 Genterra Class B Preference Shares were issued and outstanding.  All of such issued and outstanding shares are fully-paid and non-assessable.  All of the Genterra Shares were offered, issued and sold in compliance with applicable securities laws, and all notices and filings in respect of such distributions have been made by Genterra within the time periods and in the manner required by applicable securities laws.

(b)
Genterra does not have any outstanding agreements, subscriptions, warrants, options or commitments (pre-emptive, contingent or otherwise), nor has Genterra granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating Genterra to offer, issue, sell, repurchase or otherwise acquire, transfer, pledge or encumber any shares in the capital of Genterra, or other securities, nor are there outstanding any securities or obligations of any kind, other than the Class A Series 1 Preference Shares, which are convertible into or exercisable or exchangeable for any capital stock of Genterra. There are no outstanding bonds, debentures or other evidences of indebtedness of Genterra having the right to vote (or that are exchangeable or convertible for or exercisable into securities having the right to vote) with the Holders of Genterra Shares.

(c)
Except as set forth in Schedule 5.2(c) hereto, Genterra does not have any shares or other interests in any company or Person. Genterra is not a party to any agreement or arrangement to acquire any shares or other interests in any other companies or Persons and is not a party to any agreement or arrangements to acquire or lease any other business operations.

(d)
As of the date hereof, there are no shareholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which Genterra is a party or bound with respect to the voting, disposition or registration of any outstanding securities of Genterra.

Section 5.3	Authority and No Violation.

(a)
Genterra has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein have been duly authorized by all necessary corporate action of Genterra, other than the approval by the shareholders of Genterra of the Genterra Amalgamation Resolution. This Agreement has been duly executed and delivered by Genterra and constitutes a valid and binding obligation of Genterra, enforceable in accordance with its terms subject only to the following qualifications:

(i)	an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

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(ii)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights.

(b)
None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

(i)	conflict with any of the terms, conditions or provisions of the Charter Documents of Genterra;

(ii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 5.4 being made or obtained, violate any provision of any Laws applicable to Genterra;

(iii)
conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which Genterra is a party or by which it is bound or to which its property is subject, all as of the Effective Date, or

(iv)
result in the cancellation, suspension or alteration in the terms of any licence, permit or authority held by Genterra, or in the creation of any lien, charge, security interest or encumbrance upon any of the assets of Genterra under any such agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any interest or rights, including rights of purchase, termination, cancellation or acceleration;

except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Genterra or impair the ability of Genterra to perform its obligations hereunder or prevent or delay the consummation of any of the transactions contemplated hereby; and

(c)
The board of directors of Genterra at a meeting duly called and held or by written resolution has determined by unanimous approval that the transactions contemplated by this Agreement are fair to the Holders of Genterra Shares and in the best interests of Genterra and recommends that such Holders of Genterra Shares vote in favour of the transactions contemplated by this Agreement.

Section 5.4	Consents, Approvals.

No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to Genterra in connection with the execution and delivery of this Agreement by Genterra, the performance of its obligations hereunder or the consummation by Genterra of the transactions contemplated hereby other than (a) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement, (b) any filings with the Director, (c) the approval of the TSXV, (d) the approval by the shareholders of Genterra of the Genterra Amalgamation Resolution, and (e) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made,

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would not, individually or in the aggregate, have a Material Adverse Effect on Genterra or prevent or delay the consummation of any of the transactions contemplated hereby or impair the ability of Genterra to perform its obligations hereunder.

Section 5.5                      Public Disclosure.

Since January 1, 2007, Genterra has filed any and all required forms, reports and documents (collectively, the “Genterra Public Disclosure”) with the applicable Canadian securities regulatory authorities having jurisdiction. None of the Genterra Public Disclosure filed by Genterra with the applicable Canadian securities regulatory authorities having jurisdiction, at the time filed or as subsequently amended, contained any misrepresentation or any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 5.6                      Financial Statements, Reports.

(a)
The audited financial statements of Genterra as at and for the twelve months ended September 30, 2008 and interim unaudited finaincial statements of Genterra as at and for the three months ended December 31, 2009 (including any related notes thereto) (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the period involved, (ii) complied in all material respects with the requirements of applicable securities Laws, and (iii) fairly present, the consolidated financial position, results of operations, the changes in its financial position and cash flows of Genterra as of the respective dates thereof and for the respective periods covered thereby. No information has come to the attention of Genterra since the date that such financial statements were issued that would or would reasonably be expected to require any restatement or revision of such financial statements.

(b)
Except as set forth in the Genterra Public Disclosure, from September 30, 2008, to the date of this Agreement, there has been no change by Genterra in its accounting policies, methods, practices or principles.

Section 5.7	Property, Assets.

Genterra is the legal and beneficial owner of the properties and assets described as being owned by it in the Genterra Public Disclosure with good and marketable title thereto free and clear of material encumbrances, except as disclosed in the Genterra Public Disclosure, with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or other encumbrance of any kind or nature whatsoever, except as disclosed in the Genterra Public Disclosure.

Section 5.8                      Liabilities.

Except as disclosed or reflected in the Genterra financial statements described in Section 5.6 or as reasonably incurred in the ordinary course of Genterra’s business since September 30, 2008, Genterra has no liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by Canadian generally accepted accounting principles to be reflected on a balance sheet of Genterra) that have constituted or would be reasonably likely to constitute a Material Adverse Effect. Without limiting the generality of the foregoing provisions of this Section 5.8, Genterra has not committed to make any capital expenditures, nor have any capital expenditures been authorized by Genterra at any time since September 30, 2008.

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Section 5.9                      Litigation, Etc.

There are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Genterra instituted, pending or, to the knowledge of Genterra, threatened against or affecting Genterra at law or in equity or before or by any Governmental Entity, or before any arbitrator, nor is there any judgment, order, decree or award of any Governmental Entity having jurisdiction, obtained, pending or, to the knowledge of Genterra, threatened, against Genterra, and Genterra is not and its assets and properties are not, subject to any outstanding judgment, order, writ, injunction or decree.

Section 5.10                      Insurance.

Genterra has its assets insured against loss or damages as is appropriate to its business and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages are and will be continued in full force and effect to and including the Effective Date and no notice of cancellation or termination has been received and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

Section 5.11                      Absence of Certain Changes or Events.

(a)
Each contract or agreement between Genterra and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Genterra, is in full force and effect and, to the knowledge of Genterra, is valid, binding and enforceable against each of the parties thereto in accordance with its terms (subject only to the qualifications set out in Subsections 5.3(a)(i) and (ii) hereof) and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default except as disclosed in the Genterra Public Disclosure.

(b)
Since September 30, 2008, Genterra has: (i) not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and Genterra has not disposed of any of its properties or assets or incurred any material indebtedness except as disclosed in the Genterra Public Disclosure; or (ii) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singularly or in the aggregate, have a Material Adverse Effect or would have a Material Adverse Effect on its financial condition, assets, liabilities or business as currently or proposed to be conducted.

(c)	Except as disclosed in the Genterra Public Disclosure, since September 30, 2008, Genterra has conducted its businesses only in the ordinary course in a manner consistent with past practice.

Section 5.12	Tax.

(a)
Genterra has timely filed, or caused to be filed, all material Tax Returns required to be filed by Genterra (all of which returns were correct and complete in all material respects), have timely paid, or caused to be paid, all Taxes due and payable by it, and have satisfied in full in all respects all Tax withholding, deposit and remittance requirements imposed

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on or with respect to Genterra and Genterra’s financial statements for the fiscal period ended September 30, 2008 contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Genterra has made adequate provision in accordance with Canadian generally accepted accounting principles in its books and records for any amount of Taxes material to Genterra on a consolidated basis and accruing in respect of any accounting period ending subsequent to the period covered by such financial statements.

(b)
Genterra has not received any written notification that any issue involving an amount of Taxes has been raised (and is currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including any sales tax authority, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes have been given, filed or requested with respect to Genterra. All liability of Genterra for Canadian federal and provincial income and other Taxes has been assessed by the Canada Customs and Revenue Agency and, where applicable, Canadian provincial tax authorities for all fiscal years up to and including the fiscal period ended September 30, 2008. Genterra has not received any notice from any taxing authority to the effect that any Tax Return is being examined, and Genterra has no knowledge of any Tax audit or issue. There are no proposed (but unassessed) additional Taxes applicable to Genterra and none has been asserted against Genterra. There are no Tax liens on, or statutory trusts in respect of, any assets of Genterra except for Taxes not yet due and payable. Genterra has not received a refund of any Taxes to which it was not entitled.

(c)
Genterra has withheld from each payment made to any present or former employees, consultants, officers and directors and to all persons who are non-residents of Canada for the purposes of the Tax Act all amounts required by Law and have remitted such withheld amounts within the prescribed periods to the appropriate federal or provincial taxing authority. Genterra have each remitted all Canada Pension Plan contributions, Employment Insurance premiums, Employer Health Taxes and other Taxes payable by it and has or will have remitted such amounts to the proper taxing authority within the time required by applicable Law. Genterra has each charged, collected and remitted on a timely basis all Taxes required by applicable Law (including, without limitation, Part IX of the Excise Tax Act (Canada) or the retail sales tax legislation of any province of Canada) on any sale, supply or delivery whatsoever, made by Genterra.

Section 5.13	Employment Matters.

(a)
Except as disclosed to CMI, Genterra is not a party to (i) any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to any former or current director, officer, employee or consultant, or (ii) any employment agreement with, any former or current director, officer, employee or consultant.

(b)	Genterra is not a party to written or oral employment agreements or consulting agreements other than as has been disclosed to CMI in writing.

(c)	To the knowledge of Genterra, there are no complaints against Genterra before any employment standards branch or tribunal or human rights tribunal, nor, to the knowledge

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of Genterra, any complaints or any occurrence which might lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any obligation upon Genterra to do or refrain from doing any act. Except for noncompliance that is not or would not result in a Material Adverse Effect on Genterra, Genterra is currently in full compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such claim.

(d)
Genterra has complied in all material respects with all applicable Laws relating to employment in their businesses, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards, pay equity and workers’ compensation. All salaries or wages, vacation pay (including banked vacation pay), bonuses, commissions, premiums for employment insurance, pension plan, premiums, and other employee benefit payments are accurately reflected and have been accrued in the books and records of Genterra and no salaries or wages are owing to any employee of Genterra except for those salaries and wages accrued as of the date hereof at each employee’s current salary level or wage amount payable on the next scheduled pay period.

(e)
To the knowledge of Genterra, no employee or independent contractor of Genterra is obligated under any contract (including licences, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or independent contractor’s best efforts to promote the interests of Genterra. To the knowledge of Genterra, no present or former employee or independent contractor of Genterra has violated any term of any employment contract, non-competition or non-solicitation agreement, patent or other proprietary information agreement or similar contract with, or any fiduciary duty in favour of, a former employer of such employee or independent contractor or any other third party. Genterra has not received any notice from any third party alleging that such a violation has occurred.

(f)
Genterra has not, and is not, subject to any present or future obligation or liability under any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of the employees of the business, other than the Canada Pension Plan and other similar plans established pursuant to statute.

Section 5.14	Corporate Records.

The corporate records and minute books of Genterra as required to be maintained by Genterra under the Laws of its jurisdictions of incorporation are up-to-date, in all material respects, and contain complete and accurate minutes of all meetings of shareholders and the board of directors and any committees thereof and all resolutions consented to in writing.

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Section 5.15                      Contracts.

Other than as set forth in Schedule “5.15” attached hereto, there are no material written or oral contracts, agreements, guarantees, leases or executory commitments (each a “Material Contract”) to which Genterra is a party, and Genterra is not in default or breach of any Material Contract and to the knowledge of Genterra no default or breach on the part of any other party to a Material Contract exists.

Section 5.16                      Compliance with Laws; Permits.

(a)
Genterra is in compliance, and at all times has complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Genterra. No investigation or review by any Governmental Entity with respect to Genterra is pending or, to the knowledge of Genterra are threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Genterra.

(b)
Genterra is in possession of all franchises, grants, authorizations, licences, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to lawfully carry on its businesses as it is now being conducted (collectively, the “Genterra Permits”), except where the failure to be in possession of such Genterra Permits would not, individually or in the aggregate, have a Material Adverse Effect on Genterra, and there is no action, proceeding or investigation pending or, to the knowledge of Genterra threatened regarding any of the Genterra Permits which would have a Material Adverse Effect on Genterra. Genterra is not in conflict with, or in default or violation of any of the Genterra Permits, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Genterra.

Section 5.17	Restrictions on Business Activities.

Other than its listing agreement with the TSXV, there is no agreement, judgment, injunction, order or decree binding upon Genterra that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of Genterra, any acquisition of property by Genterra or the conduct of business by Genterra as currently conducted or proposed to be conducted in the Circular.

Section 5.18                      Environmental.

Except as set forth in  the most recent JFM Environmental Limited Phase 1 Environmental Site Assessment prepared for the various Genterra Properties (April 2007 to May 2008), to the knowledge of Genterra:

(a)
there is no environmental liability, or any factor likely to give rise to any environmental liability, affecting any of the properties of Genterra that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon Genterra; and

(b)
Genterra has not violated or infringed any environmental Law now in effect nor has it violated or infringed any environmental Law previously in effect as applied at that time, other than such violations or infringements that, individually or in the aggregate, have not

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had and could not reasonably be expected to have a Material Adverse Effect upon Genterra.

Section 5.19	Intellectual Property.

Genterra directly or indirectly, owns, licenses or otherwise have legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, patent rights, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of Genterra and its Subsidiaries as presently conducted.

Section 5.20                      Brokerage and Finders’ Fees.

Neither Genterra nor any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of Genterra, any brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

Section 5.21                      Securities Laws and Stock Exchanges.

(a)
Genterra is currently a “reporting issuer” in the provinces of British Columbia, Alberta and Ontario and is in compliance with all of its obligations as a reporting issuer. Since incorporation, Genterra has not been the subject of any investigation by any stock exchange or any other securities regulatory authority or body, is current with all filings required to be made by it under applicable securities and corporate Laws and is not aware of any deficiencies in the filing of any documents or reports with any stock exchange or securities regulatory authority or body.

(b)	The Genterra Common Shares are currently listed and posted for trading on the TSXV and on no other stock exchange.

(c)	Genterra is in compliance in all material respects with all of the rules, policies and requirements of the TSXV.

Section 5.22	Solvency of Genterra.

There are reasonable grounds for believing that Genterra is able to pay its liabilities as they become due and, at the time of the consummation of the Amalgamation, will be able to pay its liabilities as they become due. There are reasonable grounds for believing that the realizable value of Amalco’s assets will, immediately after the consummation of the Amalgamation, not be less than the aggregate of its liabilities and the stated capital of all classes of shares.

Section 5.23                      Creditors of Genterra.

Genterra has reasonable grounds for believing that no creditor of Genterra will be prejudiced by the Amalgamation.

Section 5.24                      Non-Arms length Contracts

Except as set out in the Circular, Genterra is not a party to any Contract or agreement with any officer, director, shareholder or any Person not dealing at arm’s length (within the meaning of the Tax Act) with Genterra.

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Section 5.25                      Genterra Information

Genterra has fully made available to CMI and its advisers all of the information that they have requested for deciding whether to complete the transactions contemplated in this Agreement and all information relating to Genterra which Genterra reasonably believes is necessary to enable CMI to make such a decision. None of the foregoing representations, warranties and statements of fact and no other statement furnished by or on behalf of Genterra to CMI or its advisers in connection with the negotiation of the transactions contemplated by this Agreement, including in the Circular, contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to a prospective purchaser of securities of Genterra seeking full information as to Genterra and its properties, financial condition, prospects, businesses and affairs.

Section 5.26                      Survival of Representations and Warranties.

The representations and warranties of Genterra contained in this Agreement shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of CMI for a period of two years. Notwithstanding the foregoing a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or a fraudulent misrepresentation by Genterra may be made at any time following the Time of Closing against Genterra subject only to applicable limitation periods imposed by law.

ARTICLE 6
COVENANTS AND AGREEMENTS

Section 6.1                      Mutual Covenants.

(a)
Each of CMI and Genterra agrees as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with Article 9 in each case except (i) with the consent of the other party to any deviation therefrom or (ii) as expressly contemplated by this Agreement:

(i)	it and its respective Subsidiaries shall

(A)	carry on its businesses in the usual and ordinary course consistent with past practices and in a manner consistent with industry practice,

(B)
use reasonable best efforts to preserve intact its present business organization and material rights and franchises, to keep available the services of its current officers and employees, and to preserve its relationships with customers, suppliers and others having business dealings with it, and

(C)
maintain and keep its material properties and assets in as good repair and condition as at the date hereof, subject to ordinary wear and tear, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

(ii)	it shall not, and it shall not permit any of its Subsidiaries to:

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(A)
declare or pay any dividends on, make other distributions or return capital in respect of any of its capital stock or any other equity interests, except for dividends, distributions or return of capital payable by a subsidiary to such party or a wholly-owned subsidiary of such party;

(B)
split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

(C)
issue, sell, pledge, reserve, set aside, dispose of or encumber, repurchase, redeem or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its capital stock; or

(D)
enter into or announce any agreement or arrangement with respect to the sale, voting, registration or repurchase of any shares of its capital stock or any security convertible into or exchangeable for such shares.

(iii)	it shall not, nor shall it permit any of its Subsidiaries to,

(A)
incur any indebtedness for borrowed money or purchase money indebtedness or assume, guarantee, endorse or enter into a “keepwell” or similar arrangement with respect to, any indebtedness, other than indebtedness between such party or any of its Subsidiaries and another of its Subsidiaries, or

(B)
enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of such party or any of its Subsidiaries in connection with any indebtedness, other than in the ordinary course of business.

(iv)	it shall not, nor shall it permit any of its Subsidiaries to:

(A)
increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of such party or any of its subsidiaries;

(B)
increase (or enter into any commitment or arrangement to increase) the compensation or benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant of such party or any of its subsidiaries;

(C)
except as agreed to by the parties, whether through its board of directors or otherwise, accelerate the vesting of any unvested stock options or accelerate the release of, or the expiry date of any hold period relating to, as applicable, any CMI Shares or Genterra Shares, or otherwise amend, vary or modify any plans or the terms of any stock option; or

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(D)
adopt, establish, enter into or implement any employee benefit plan, policy, severance or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of such party or any of its subsidiaries or amend any employee benefit plan, policy, severance or termination agreement.

(v)	it shall not, nor shall it permit any of its Subsidiaries to, amend or propose to amend its Charter Documents.

(vi)	it shall not, nor shall it permit any of its Subsidiaries to, pay, discharge, satisfy, compromise or settle any material claims or material liabilities prior to the same being due.

(vii)
except as required by applicable Laws, it shall not, nor shall it permit any of its Subsidiaries to, enter into, terminate or waive any provision of, exercise any material option or relinquish any material contractual rights under, or modify in any material respect any material contract, agreement, guarantee, lease commitment or arrangement, other than in the ordinary course of business.

(viii)
it shall not, nor shall it permit any of its Subsidiaries to, make any changes to the existing accounting practices, methods and principles relating to such party or any Subsidiary of such party except as required by Law or by Canadian generally accepted accounting principles as advised by such party’s or such Subsidiary’s regular independent accountants, as the case may be.

(ix)	it shall not, nor shall it permit any of its Subsidiaries to, make or rescind any material tax election.

(x)
it shall not nor shall it permit any Subsidiary to, (a) enter into any confidentiality or standstill agreement or with the consent of the other party hereto (other than in respect of confidentiality agreements entered into in the ordinary course of business, or (b) amend or release any third party from its obligations or grant any consent under, any confidentiality or standstill provision or fail to fully enforce any such provision.

(xi)
it shall not, nor shall it permit any of its Subsidiaries to, take or fail to take any action which would cause any of such party’s representations or warranties hereunder to be untrue or would be reasonably expected to prevent or materially impede, interfere with or delay the Amalgamation.

(xii)	it shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the actions as described above in clauses (ii) through (xi).

(b)	Each of CMI and Genterra shall promptly advise the other party in writing:

(i)
of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

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(ii)	of any Material Adverse Effect on such party or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on such party; and

(iii)	of any material breach by such party of any covenant, obligation or agreement contained in this Agreement.

(c)
Each of CMI and Genterra shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Subsidiaries to, perform all obligations required to be performed by such party or any of its Subsidiaries under this Agreement, cooperate with the other party hereto in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, each of CMI and Genterra shall:

(i)	use reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 8 hereof;

(ii)
apply for and use reasonable best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals relating to such party or any of its Subsidiaries and, in doing so, to keep the other party hereto reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including providing such other party with copies of all related applications and notifications, in draft form, in order for such other party to provide its reasonable comments;

(iii)	use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on such party or such party’s Subsidiaries with respect to the transactions contemplated hereby;

(iv)
use reasonable best efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(v)
use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(vi)
effect all necessary registrations, filings and submissions of information required by Governmental Entities from such party or any of such party’s Subsidiaries in connection with the transactions contemplated hereby; and

(vii)
use reasonable best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by such party or any of such party’s Subsidiaries to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of such party or such party’s Subsidiaries to consummate the transactions contemplated hereby.

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Section 6.2	Covenants of CMI.

(a)	The board of directors of CMI shall recommend to the Holders of CMI Shares the approval of the CMI Amalgamation Resolution.

(b)	CMI shall, at the request of Genterra, solicit from the Holders of CMI Shares proxies in favour of approval of the CMI Amalgamation Resolution.

(c)
CMI shall not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the CMI Meeting without Genterra’s prior written consent except as required by Laws or, in the case of adjournment, as may be required by the Holders of CMI Shares as expressed by majority resolution.

(d)
CMI agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to Article 8 that CMI shall not to sell, pledge, encumber, lease (whether such lease is an operating or capital lease) or otherwise dispose of any assets.

(e)
CMI agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to Article 8 that CMI shall not make or commit to make any capital expenditures (including capital lease obligations) without the written consent of Genterra.

(f)
CMI hereby agrees until the earlier of: (i) the Effective Date; and (ii) the termination of this Agreement pursuant to Article 8; not to initiate, propose, assist or participate in any activities or solicitations in opposition to or in competition with the Amalgamation, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act, for securities of CMI, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Amalgamation and not to take actions of any kind which may reduce the likelihood of success of the Amalgamation, except as required by statutory obligations.

(g)
CMI hereby agrees to take all necessary action to redeem all of the issued and outstanding CMI Class A Preference Shares prior to the Effective Time in accordance with all applicable Laws, including but not limited to the applicable terms and provisions of the constating documents of CMI attaching to such shares.

Section 6.2A                      Covenants of CMI Regarding Non-Solicitation.

(a)
CMI shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors) or agent of CMI or any of its Subsidiaries:

(i)
solicit, assist, initiate, encourage or otherwise facilitate (including, without limitation, by way of furnishing non-public information, permitting any visit to any facilities or properties of CMI or any Subsidiaries or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, proposals or offers regarding an Acquisition Proposal;

(ii)	engage in or otherwise facilitate any discussions or negotiations regarding or provide any confidential information with respect to any Acquisition Proposal;

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(iii)
withdraw, modify or qualify in a manner adverse to Genterra, or propose publicly to withdraw, modify or qualify in a manner adverse to Genterra, the approval or recommendation by the Board of Directors of CMI or any committee thereof with respect to this Agreement or the Amalgamation (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification, except that publicly taking a neutral position or no position with respect to an Acquisition Proposal for a period of time not in excess of 10 days after the first public announcement of such Acquisition Proposal shall not be considered an adverse modification (such time period, an “Acquisition Proposal Assessment Period”) unless such position continues beyond the expiration of the Acquisition Proposal Assessment Period);

(iv)	approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

(v)	accept or enter into or propose publicly to approve or recommend any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal.

(b)
Subject to Sections 6.2A(d), 6.2A(e) and 6.2B but notwithstanding Section 6.2A(a) and any other provision of this Agreement, nothing shall prevent the Board of Directors of CMI at any time prior to the approval of the CMI Amalgamation Resolution by the shareholders of CMI from considering, discussing or negotiating an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that (i) did not result from a breach of Section 6.2A(a) and (ii) the Board of Directors of CMI determines in good faith (after consultation with its financial advisors and outside counsel) is a Superior Proposal and only if the Board of Directors of CMI determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties.

(c)
CMI will immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Person (other than Genterra) by CMI or any Subsidiaries or any of its or their officers, directors, employees, representatives or agents with respect to any potential Acquisition Proposal, whether or not initiated by CMI or any Subsidiaries or any of its or their officers, directors, employees, representatives or agents, and, in connection therewith, CMI will discontinue access to any data rooms (virtual or otherwise).  CMI shall not release any third party from any confidentiality agreement or standstill agreement.  Within 15 days from the date hereof, CMI shall request the return or destruction of all information provided to any third parties who have entered into a confidentiality agreement with CMI relating to any potential Acquisition Proposal and shall use all reasonable efforts to ensure that such requests are honoured in accordance with the terms of such confidentiality agreements.

(d)
CMI shall promptly notify Genterra by telephone, followed by notice in writing, of any proposal, inquiry, offer (or any amendment thereto) or request relating to or constituting a bona fide Acquisition Proposal received after the date hereof, or of any request received after the date hereof for non-public information relating to CMI or any Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of CMI or any Subsidiaries by any Person, and shall provide Genterra with copies of any such proposal, inquiry, offer, request or Acquisition Proposal.  Such notice shall include a description of the material terms and conditions of any proposal and provide such details

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of the proposal, inquiry or contact as Genterra may reasonably request including the identity of the Person making such proposal, inquiry or contact.  CMI shall keep Genterra reasonably informed of the status and the material terms and conditions (including any amendment thereto) of any such Acquisition Proposal, inquiry or request.

(e)
If, prior to the date of the Meeting, CMI receives a request for material non-public information from a Person who proposes a bona fide Acquisition Proposal (notice of which has been provided to Genterra in accordance with Section 6.2A(d)) and is permitted, as contemplated by Section 6.2A(b), to consider, discuss or negotiate, then, and only in such case, the Board of Directors of CMI may, subject to the execution by such Person of a confidentiality agreement, provide such Person with access to information regarding CMI and its Subsidiaries which is no more favourable in form or scope than provided to Genterra.

(f)	Nothing contained in this Section 6.2A shall prohibit the Board of Directors of CMI at any time prior to approval of the CMI Amalgamation Resolution by the shareholders of CMI from:

(i)
making any disclosure of an Acquisition Proposal to the shareholders of CMI prior to the Effective Time if the Board of Directors of CMI determines in good faith (after consultation with outside counsel) that such disclosure is necessary for the Board of Directors of CMI to fulfill its fiduciary duties or is otherwise required under applicable Laws; and

(ii)
responding to a bona fide request for information that could reasonably be expected to lead to an Acquisition Proposal solely by advising that no information can be provided unless a bona fide written Acquisition Proposal is made and then only in compliance with Section 6.2A(d).

Section 6.2B                      Notice by CMI of Superior Proposal Determination.

(a)
CMI shall not accept, approve, recommend or enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement contemplated by Section 6.2A(e)) on the basis that it would constitute a Superior Proposal unless it has provided Genterra with a copy of the Acquisition Proposal and five Business Days shall have elapsed from the later of (i) the date Genterra received written notice of CMI’s proposed determination to accept, approve, recommend or enter into any agreement relating to such Acquisition Proposal, and (ii) the date Genterra received a copy of the Acquisition Proposal.

(b)
During the five Business Day notice period referred to in Section 6.2B(a), CMI acknowledges that Genterra shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of CMI will review any offer by Genterra to amend the terms of this Agreement in order to determine in good faith in the exercise of its fiduciary duties (after consultation with its advisors and outside counsel) whether Genterra’s offer to amend the terms of this Agreement upon acceptance by CMI would result in the Acquisition Proposal ceasing to be a Superior Proposal. If the Board of Directors of CMI so determines, it will enter into an amended agreement with Genterra reflecting Genterra’s amended proposal. If the Board of Directors of CMI, acting reasonably and in good faith, continues to believe that the Acquisition Proposal remains a Superior Proposal and therefore rejects Genterra’s amended proposal, CMI

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must terminate this Agreement pursuant to Section 8.2(f) prior to entering into a definitive agreement with the Person making the Superior Proposal. For greater certainty, CMI shall be entitled to adjourn or postpone the Meeting for a period of seven Business Days from the date of receipt of an Acquisition Proposal referred to in Section 6.2B(a); provided, however, that the Meeting shall not be adjourned or postponed to a date later than December 31, 2009.

(c)
CMI acknowledges and agrees that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of Section 6.2B(a) to initiate an additional five Business Day notice period.

(d)
CMI’s Board of Directors shall promptly reaffirm its recommendation of the Amalgamation by press release after (i) any Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made; or (ii) CMI’s Board of Directors determines that a proposed amendment to the terms of this Agreement would result in the Acquisition Proposal not being a Superior Proposal.  Genterra and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by CMI, acting reasonably.  Such press release shall state that CMI’s Board of Directors has determined that the Acquisition Proposal is not a Superior Proposal.

Section 6.3	Covenants of Genterra.

(a)	The board of directors of Genterra shall recommend to the Holders of Genterra Shares the approval of the Genterra Amalgamation Resolution.

(b)	Genterra shall, at the request of CMI, solicit from the Holders of Genterra Shares proxies in favour of approval of the Genterra Amalgamation Resolution.

(c)
Genterra shall not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Genterra Meeting without CMI’s prior written consent except as required by Laws or, in the case of adjournment, as may be required by the Holders of Genterra Shares as expressed by majority resolution.

(d)
Genterra agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to Article 8 that Genterra shall not, except for existing encumbrances and leases, sell, pledge, encumber, lease (whether such lease is an operating or capital lease) or otherwise dispose of any assets.

(e)
Genterra agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to Article 8 that Genterra shall not or commit to make any capital expenditures (including capital lease obligations) without the written consent of CMI.

(f)
Genterra agrees until the earlier of: (i) the Effective Date; and (ii) the termination of this Agreement pursuant to Article 8 not to, initiate, propose, assist or participate in any activities or solicitations in opposition to or in competition with the Amalgamation, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act, for securities of Genterra, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict

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with the Amalgamation and not to take actions of any kind which may reduce the likelihood of success of the Amalgamation, except as required by statutory obligations.

Section 6.3A                      Covenants of Genterra Regarding Non-Solicitation.

(a)
Genterra shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors) or agent of Genterra or any of its Subsidiaries:

(i)
solicit, assist, initiate, encourage or otherwise facilitate (including, without limitation, by way of furnishing non-public information, permitting any visit to any facilities or properties of Genterra or any Subsidiaries or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, proposals or offers regarding an Acquisition Proposal;

(ii)	engage in or otherwise facilitate any discussions or negotiations regarding or provide any confidential information with respect to any Acquisition Proposal;

(iii)
withdraw, modify or qualify in a manner adverse to CMI, or propose publicly to withdraw, modify or qualify in a manner adverse to CMI, the approval or recommendation by the Board of Directors of Genterra or any committee thereof with respect to this Agreement or the Amalgamation (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification, except that publicly taking a neutral position or no position with respect to an Acquisition Proposal for a period of time not in excess of an Acquisition Proposal Assessment Period shall not be considered an adverse modification unless such position continues beyond the expiration of the Acquisition Proposal Assessment Period);

(iv)	approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

(v)	accept or enter into or propose publicly to approve or recommend any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal.

(b)
Subject to Sections 6.3A(d), 6.3A(e) and 6.3B but notwithstanding Section 6.3A(a)0 and any other provision of this Agreement, nothing shall prevent the Board of Directors of Genterra at any time prior to the approval of the Genterra Amalgamation Resolution by the shareholders of Genterra from considering, discussing or negotiating an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that (i) did not result from a breach of Section 6.3A(a) and (ii) the Board of Directors of Genterra determines in good faith (after consultation with its financial advisors and outside counsel) is a Superior Proposal if and only if the Board of Directors of Genterra determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties.

(c)
Genterra will immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Person (other than CMI) by Genterra or any Subsidiaries or any of its or their officers, directors, employees, representatives or agents with respect to any potential Acquisition Proposal, whether or not initiated by Genterra or

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any Subsidiaries or any of its or their officers, directors, employees, representatives or agents, and, in connection therewith, Genterra will discontinue access to any data rooms (virtual or otherwise).  Genterra shall not release any third party from any confidentiality agreement or standstill agreement.  Within 15 days from the date hereof, Genterra shall request the return or destruction of all information provided to any third parties who have entered into a confidentiality agreement with Genterra relating to any potential Acquisition Proposal and shall use all reasonable efforts to ensure that such requests are honoured in accordance with the terms of such confidentiality agreements.

(d)
Genterra shall promptly notify CMI by telephone, followed by notice in writing, of any proposal, inquiry, offer (or any amendment thereto) or request relating to or constituting a bona fide Acquisition Proposal received after the date hereof, or of any request received after the date hereof for non-public information relating to Genterra or any Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Genterra or any Subsidiaries by any Person, and shall provide CMI with copies of any such proposal, inquiry, offer, request or Acquisition Proposal.  Such notice shall include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as CMI may reasonably request including the identity of the Person making such proposal, inquiry or contact.  Genterra shall keep CMI reasonably informed of the status and the material terms and conditions (including any amendment thereto) of any such Acquisition Proposal, inquiry or request.

(e)
If, prior to the date of the Meeting, Genterra receives a request for material non-public information from a Person who proposes a bona fide Acquisition Proposal (notice of which has been provided to CMI in accordance with Section 6.3A(d)) and is permitted, as contemplated by Section 6.3A(b), to consider, discuss or negotiate, then, and only in such case, the Board of Directors of Genterra may, subject to the execution by such Person of a confidentiality agreement, provide such Person with access to information regarding Genterra and its Subsidiaries which is no more favourable in form or scope than provided to CMI.

(f)	Nothing contained in this Section 6.3A shall prohibit the Board of Directors of Genterra at any time prior to approval of the Genterra Amalgamation Resolution by the shareholders of Genterra from:

(i)
making any disclosure of an Acquisition Proposal to the shareholders of Genterra prior to the Effective Time if the Board of Directors of Genterra determines in good faith (after consultation with outside counsel) that such disclosure is necessary for the Board of Directors of Genterra to fulfill its fiduciary duties or is otherwise required under applicable Laws; and

(ii)
responding to a bona fide request for information that could reasonably be expected to lead to an Acquisition Proposal solely by advising that no information can be provided unless a bona fide written Acquisition Proposal is made and then only in compliance with Section 6.3A(d).

Section 6.3B                      Notice by Genterra of Superior Proposal Determination.

(a)
Genterra shall not accept, approve, recommend or enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement contemplated by Section 6.3A(e)) on the basis that it would constitute a Superior Proposal unless it has provided

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CMI with a copy of the Acquisition Proposal and five Business Days shall have elapsed from the later of (i) the date CMI received written notice of Genterra’s proposed determination to accept, approve, recommend or enter into any agreement relating to such Acquisition Proposal, and (ii) the date CMI received a copy of the Acquisition Proposal.

(b)
During the five Business Day notice period referred to in Section 6.3B(a), Genterra acknowledges that CMI shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Genterra will review any offer by CMI to amend the terms of this Agreement in order to determine in good faith in the exercise of its fiduciary duties (after consultation with its advisors and outside counsel) whether CMI’s offer to amend the terms of this Agreement upon acceptance by Genterra would result in the Acquisition Proposal ceasing to be a Superior Proposal. If the Board of Directors of Genterra so determines, it will enter into an amended agreement with CMI reflecting CMI’s amended proposal. If the Board of Directors of Genterra, acting reasonably and in good faith, continues to believe that the Acquisition Proposal remains a Superior Proposal and therefore rejects CMI’s amended proposal, Genterra must terminate this Agreement pursuant to Section 8.2(g) prior to entering into a definitive agreement with the Person making the Superior Proposal. For greater certainty, Genterra shall be entitled to adjourn or postpone the Meeting for a period of seven Business Days from the date of receipt of an Acquisition Proposal referred to in Section 6.3B(a); provided, however, that the Meeting shall not be adjourned or postponed to a date later than December 31, 2009.

(c)
Genterra acknowledges and agrees that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of Section 6.3B(a) to initiate an additional five Business Day notice period.

(d)
Genterra’s Board of Directors shall promptly reaffirm its recommendation of the Amalgamation by press release after (i) any Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made; or (ii) Genterra’s Board of Directors determines that a proposed amendment to the terms of this Agreement would result in the Acquisition Proposal not being a Superior Proposal.  CMI and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by Genterra acting reasonably.  Such press release shall state that Genterra’s Board of Directors has determined that the Acquisition Proposal is not a Superior Proposal.

Section 6.4	Access to Information.

(a)
Subject to Subsection 6.4(b) and applicable Laws, upon reasonable notice to an officer of such party, each of CMI and Genterra shall (and shall cause each of its Subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives and advisors (“Representatives”) of the other party access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of such party. During such period, each of CMI and Genterra shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party all information concerning such party’s business, properties and personnel as the other party may reasonably request.

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(b)
Genterra and CMI acknowledge that certain information received pursuant to Subsection 6.4(a) will be non-public or proprietary in nature and that, except as provided for herein, such parties shall not disclose such information to third parties without the prior written consent of the other party unless required to do so by Law.

Section 6.5	Closing Matters.

(a)
The completion of the transactions contemplated under this Agreement shall be closed at the offices of Genterra’s counsel, Goldman, Spring, Kichler & Sanders LLP, 40 Sheppard Avenue West, Suite 700, Toronto, Ontario, M2N 6K9, at 10:00 a.m. (Toronto Time) (the “Time of Closing”) on July 31, 2009 or on such other date or at such other time and place as the parties may agree.

(b)
Each of Genterra and CMI shall deliver, at the Time of Closing, such customary certificates, resolutions, legal opinions and other closing documents as may be required by the other parties hereto, acting reasonably.

ARTICLE 7
CONDITIONS

Section 7.1	Mutual Conditions Precedent.

The respective obligations of Genterra and CMI to complete the transactions contemplated by this Agreement and to file the Articles of Amalgamation for acceptance by the Registrar to give effect to the Amalgamation shall be subject to the satisfaction of each of the following conditions at or prior to the Effective Date;

(a)	the CMI Amalgamation Resolution shall have been approved at the CMI Meeting by the requisite number of votes cast by Holders of CMI Shares, in accordance with applicable Laws and this Agreement;

(b)
the Genterra Amalgamation Resolution shall have been approved at the Genterra Meeting by the requisite number of votes cast by Holders of Genterra Shares in accordance with applicable Laws and this Agreement;

(c)
the TSX or the TSXV shall have conditionally approved the listing thereon of the Amalco Shares (i) to be issued pursuant to the Amalgamation as of the Effective Date; and (ii) issuable pursuant to the Amalco Option Plan;

(d)
all other Appropriate Regulatory Approvals shall have been obtained or received from the Persons having jurisdiction in the circumstances, and all other applicable regulatory requirements and conditions, including but not limited to preparation and delivery of formal valuations of each of CMI and Genterra, shall have been complied with, the failure to obtain which would, individually or in the aggregate, have a Material Adverse Effect on Genterra, CMI or Amalco after the Effective Time;

(e)
there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated under this Agreement and there shall be no proceeding, whether of a judicial or administrative nature or otherwise, in progress that relates to or results from the transactions contemplated under this Agreement that would, if

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successful, result in an order or ruling that would preclude completion of the transactions contemplated under this Agreement in accordance with the terms and conditions hereof or thereof;

(f)	there shall not exist any prohibition at Law against the completion of the Amalgamation;

(g)
none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto acting reasonably;

(h)	this Agreement shall not have been terminated under Article 8; and.

(i)	no holder of CMI Shares shall have exercised CMI Dissent Rights and no holder of Genterra Shares shall have exercised Genterra Dissent Rights.

The above conditions are for the mutual benefit of Genterra and CMI and may be waived in writing, in whole or in part, by Genterra and CMI at any time.

Section 7.2                      Additional Conditions Precedent to the Obligations of Genterra.

The obligations of Genterra to complete the transactions contemplated hereby and the obligation of Genterra to file the Articles of Amalgamation jointly with CMI and such other documents as are required to be filed under the OBCA for acceptance by the Director appointed under Section 278 of the OBCA to give effect to the Amalgamation shall also be subject to the satisfaction of each of the following conditions at or prior to the Effective Date or such other time as is specified below:

(a)
CMI shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

(b)
each of the representations and warranties of CMI under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date except: (i) for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date, (ii) as affected by transactions contemplated or permitted by this Agreement; or (iii) where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on CMI;

(c)
except as disclosed in writing to Genterra, since the date of this Agreement, there shall have been no Material Adverse Effect with respect to CMI or any event, occurrence or development, including the commencement of any action, suit or other legal proceeding which would be reasonably expected to have a Material Adverse Effect on CMI;

(d)
Genterra shall have received a certificate of CMI addressed to Genterra and dated the Effective Date, signed on behalf of CMI by two senior executive officers of CMI, confirming that the conditions in Subsections 7.2(a), (b), (c) and (e) have been satisfied;

(e)	since the date of this Agreement, no action, suit or proceeding shall have been taken before or by any Governmental Entity or by any private Person (including, without

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limitation, any individual, corporation, firm, group or other entity or by any elected or appointed public official in Canada or elsewhere against CMI) (whether or not purportedly on behalf of CMI) that would, if successful, have a Material Adverse Effect on CMI, in the sole discretion of Genterra, acting reasonably;

(f)	the board of directors of Genterra shall have received the opinion of a qualified independent valuator as to the fairness of the Amalgamation to the shareholders of Genterra;

(g)
the board of directors and shareholders of CMI shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by CMI to permit the consummation of the Amalgamation and the transactions contemplated herein; and

(h)
all consents and approvals under any agreements to which CMI may be a party or bound which are required or necessary or desirable for the completion of the transactions contemplated under this Agreement shall have been obtained or received.

The above conditions are for the benefit of Genterra and may be waived in writing, in whole or in part, by Genterra at any time.

Section 7.3                      Additional Conditions Precedent to the Obligations of CMI.

The obligations of CMI to complete the transactions contemplated hereby and the obligation of CMI to file Articles of Amalgamation jointly with Genterra and such other documents as are required to be filed under the OBCA for acceptance by the Director appointed under Section 278 of the OBCA to give effect to the Amalgamation shall also be subject to the satisfaction of each of the following conditions at or prior to the Effective Date or such other time as is specified below:

(a)
Genterra shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

(b)
each of the representations and warranties of Genterra under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date except: (i) for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date, (ii) as affected by transactions contemplated or permitted by this Agreement; or (iii) where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on Genterra;

(c)
since the date of this Agreement, there shall have been no Material Adverse Effect with respect to Genterra or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Genterra;

(d)
CMI shall have received a certificate of Genterra addressed to CMI and dated the Effective Date, signed on behalf of Genterra by two senior executive officers of Genterra, confirming that the conditions in Subsections 7.3(a), (b), (c) and (e) have been satisfied;

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(e)
since the date of this Agreement, no action, suit or proceeding shall have been taken before or by any Governmental Entity or by any private Person (including, without limitation, any individual, corporation, firm, group or other entity) or by any elected or appointed public official in Canada or elsewhere against Genterra (whether or not purportedly on behalf of Genterra that would, if successful, have a Material Adverse Effect on Genterra, in the sole discretion of CMI, acting reasonably;

(f)	the board of directors of CMI shall have received the opinion of a qualified independent valuator as to the fairness of the Amalgamation to the shareholders of CMI;

(g)
the boards of directors of Genterra shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Genterra to permit the consummation of the Amalgamation; and

(h)
all consents and approvals under any agreements to which Genterra may be a party or bound which are required or necessary or desirable for the completion of the transactions contemplated under this Agreement shall have been obtained or received.

The above conditions are for the benefit of CMI and may be waived in writing, in whole or in part, by CMI at any time.

Section 7.4                      Merger of Conditions.

The conditions set out in Sections 7.1, 7.2 and 7.3 shall be conclusively deemed to have been satisfied, waived or released on the filing by Genterra and CMI of the Articles of Amalgamation, and such other documents as are required to be filed under the OBCA for acceptance by the Director to give effect to the Amalgamation and the issuance by the Director of a certificate of amalgamation.

ARTICLE 8
AMENDMENT AND TERMINATION

Section 8.1                      Amendment.

This Agreement may not be amended except by mutual written agreement of the parties hereto; provided that after approval by the: (i) Holders of CMI Shares, no amendment may be made that by Law requires further approval or authorization by the Holders of CMI Shares without such further approval or authorization; and (ii) Holder of Genterra Shares, no amendment may be made that by Law requires further approval or authorization by the Holders of Genterra Shares without such further approval or authorization.

Section 8.2                      Termination

This Agreement may be terminated and the Amalgamation abandoned at any time prior to the Effective Time (notwithstanding any approval of the CMI Amalgamation Resolution by the Holders of CMI Shares or any approval of the Genterra Amalgamation Resolution by the Holders of Genterra Shares):

(a)
by the mutual written consent of Genterra and CMI (without further action on the part of the Holders of CMI Shares if terminated after the CMI Meeting and without further action on the part of the Holders of Genterra Shares if terminated after the Genterra Meeting;

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(b)
by either Genterra or CMI, if there shall be any Law that makes consummation of the Amalgamation illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Entity enjoining Genterra or CMI from consummating the Amalgamation shall be entered and such judgment, injunction, order or decree shall have become final and non-appealable;

(c)
by CMI if, (i) the board of directors of Genterra fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement and in a manner adverse to CMI, (ii) the board of directors of Genterra fails to affirm its approval or recommendation of this Agreement, the Amalgamation and the Genterra Amalgamation Resolution within five (5) Business Days of any written request to do so from CMI, (iii) the Genterra Amalgamation Resolution is not submitted for approval at the Genterra Meeting;

(d)
by Genterra if, (i) the board of directors of CMI fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement and the Amalgamation, in a manner adverse to Genterra, (ii) the board of directors of CMI fails to affirm its approval or recommendation of this Agreement, the Amalgamation and the CMI Amalgamation Resolution within five (5) Business Days of any written request to do so from Genterra, (iii) the CMI Amalgamation Resolution is not submitted for approval at the CMI Meeting;

(e)
by either Genterra or CMI, if at the CMI Meeting, the requisite vote of the Holders of CMI Shares to approve the CMI Amalgamation Resolution shall not be obtained or if at the Genterra Meeting, the requisite vote of the Holders of Genterra Shares to approve the Genterra Amalgamation Resolution shall not be obtained;

(f)	by CMI in accordance with Section 6.2B(b);

(g)	by Genterra in accordance with Section 6.3B(b);

(h)
by either of Genterra or CMI, by written notice to the other parties, if any of the conditions precedent set out in Section 7.1 hereof have not been complied with or waived on or before the date required for performance thereof; provided, however, that no party may rely on the failure to satisfy any of the conditions set out in Section 7.1 if the condition would have been satisfied but for a material failure by such party in complying with its obligations hereunder;

(i)
by Genterra, by written notice to CMI, if any of the conditions precedent set out in Section 7.2 hereof have not been complied with or waived on or before the date required for performance thereof; provided, however, Genterra may not rely on the failure to satisfy any of the conditions set out in Section 7.2 if the condition would have been satisfied but for a material failure by Genterra in complying with their obligations hereunder;

(j)
by Genterra, if CMI has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Subsections 7 .2(b) or (c) and such breach is not curable or if

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curable, is not cured within 20 days after notice thereof has been received by the party alleged to be in breach;

(k)
by CMI, by written notice to Genterra, if any of the conditions precedent set out in Section 7.3 hereof have not been complied with or waived on or before the date required for performance thereof; provided, however, that CMI may not rely on the failure to satisfy any of the conditions set out in Section 7.3 if the condition would have been satisfied but for a material failure by CMI in complying with their obligations hereunder; or

(l)
by CMI, if Genterra has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Subsections 7.3(b) or (c) and such breach is not curable or if curable, is not cured within 20 days after notice thereof has been received by the party alleged to be in breach.

Section 8.3	Effect of Termination.

(a)
If this Agreement is terminated in accordance with the provisions of Section 8.2, no party shall have any further liability to perform its obligations hereunder except for the provisions of this Section 8.3 and Subsections 6.4(b) and Section 9.9; provided that neither the termination of this Agreement nor anything contained in this Section 8.3 shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein. If it shall be judicially determined that termination of this Agreement under Section 8.2 was caused by breach of this Agreement, then, in addition to any other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall indemnify and hold harmless the other parties for their out-of-pocket costs, including fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, incident to the negotiation, preparation and execution of this Agreement and related documentation.

ARTICLE 9
GENERAL

Section 9.1	Investigation.

Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of any other party to this Agreement.

Section 9.2                      Notices.

All notices which may or are required to be given pursuant to any provision of this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

106 Avenue Road
Toronto, Ontario
M5R 2H3

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or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Section 9.3                      Assignment.

No party may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Amalgamation (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 9.4                      Binding Effect.

This Agreement and the Amalgamation shall be binding upon and shall enure to the benefit of Genterra and CMI and their respective successors and permitted assigns.

Section 9.5                      Third Party Beneficiaries.

Nothing in this Agreement, express or implied, shall be construed to create any third party beneficiaries.

Section 9.6                      Waiver and Modification.

CMI and Genterra may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

Section 9.7                      No Personal Liability.

(a)
No director, officer, employee or agent of Genterra shall have any personal liability whatsoever to CMI under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of Genterra.

(b)
No director, officer, employee or agent of CMI shall have any personal liability whatsoever to Genterra under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of CMI.

Section 9.8	Further Assurances.

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Section 9.9                      Expenses.

Each of CMI and Genterra shall pay their own costs and expenses in connection with the Amalgamation including, without limitation, legal, accounting and auditing fees, regulatory and exchange

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fees, meeting and mailing costs and any fees or commissions of brokers, finders or other third parties employed in connection with the Amalgamation.

Section 9.10                      Public Announcements.

The initial press release concerning the Amalgamation shall be a joint press release and thereafter Genterra and CMI agree to consult with each other prior to issuing any news releases or public statements with respect to this Agreement or the Amalgamation, and to use their respective reasonable best efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable best efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Amalgamation as soon as practicable following the execution of this Agreement. Genterra and CMI also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

Section 9.11                      Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

Section 9.12                      Entire Agreement.

This Agreement, and the other agreements and other documents referred to herein, constitute the entire agreement between Genterra and CMI pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between Genterra and CMI with respect to the subject matter hereof.

Section 9.13                      Time of Essence.

Time is of the essence of this Agreement.

Section 9.14                      Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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Section 9.15                      Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

WITNESS WHEREOF the parties hereto have executed this Agreement as of the date hereinbefore written.

GENTERRA INC.

Per:

President

CONSOLIDATED MERCANTILE
INCORPORATED

Per:

President

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SCHEDULE "2.1(a)”

RESOLUTIONS OF THE SHAREHOLDERS OF CONSOLIDATED MERCANTILE INC.

AMALGAMATION RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
the amalgamation (the “Amalgamation”) of Consolidated Mercantile Incorporated (“CMI”) and Genterra Inc. (“Genterra”) as provided for in and subject to the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) dated as of @, 2009 between CMI and Genterra, is hereby approved and authorized, with such restrictions or conditions as may be imposed by the Toronto Stock Exchange (the “Exchange”) and with discretion to modify the terms of the transaction provided that such terms are not material at any time prior to the completion thereof, subject to the approval of the Exchange, all as more particularly described in the joint management information circular of Genterra and CMI dated @, 2009 (the “Circular”);

2.	the Amalgamation Agreement, substantially in the form attached to the Circular as Schedule 1, be and is hereby approved and ratified;

3.
notwithstanding that this resolution has been passed (and the Amalgamation Agreement and the Amalgamation adopted) by the CMI Shareholders, the directors of CMI are hereby authorized and empowered without further notice to or approval of the CMI Shareholders (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) subject to the terms and conditions of the Amalgamation Agreement, not to proceed with the Amalgamation; and

4.
any director or officer of CMI be, and such director or officer of CMI hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of CMI, to do or to cause to be done all such other acts and things in the opinion of such director or officer of CMI as may be necessary or desirable in order to fulfill the intent of this resolution and the matters authorized hereby.”

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SCHEDULE "2.1(b)”

RESOLUTIONS OF THE SHAREHOLDERS OF GENTERRA INC.

AMALGAMATION RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
the amalgamation (the “Amalgamation”) of Genterra Inc. (“Genterra”) and Consolidated Mercantile Incorporated (“CMI”) as provided for in and subject to the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) dated as of @, 2009 between Genterra and CMI, is hereby approved and authorized, with such restrictions or conditions as may be imposed by the Toronto Stock Exchange (the “Exchange”) and with discretion to modify the terms of the transaction provided that such terms are not material at any time prior to the completion thereof, subject to the approval of the Exchange, all as more particularly described in the joint management information circular of Genterra dated @, 2009 (the “Circular”);

2.	the Amalgamation Agreement, substantially in the form attached to the Circular as Schedule 1, be and is hereby approved and ratified;

3.
notwithstanding that this resolution has been passed (and the Amalgamation Agreement and the Amalgamation adopted) by the Genterra Shareholders, the directors of Genterra are hereby authorized and empowered without further notice to or approval of the Genterra Shareholders (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) subject to the terms and conditions of the Amalgamation Agreement, not to proceed with the Amalgamation; and

4.
any director or officer of Genterra be, and such director or officer of Genterra hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of Genterra, to do or to cause to be done all such other acts and things in the opinion of such director or officer of Genterra as may be necessary or desirable in order to fulfill the intent of this resolution and the matters authorized hereby.”

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SCHEDULE “2.7(d)”

AMALCO SHARE ATTRIBUTES

COMMON SHARES

The holders of the Common Shares shall be entitled:

1.           to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote, and at all such meetings, each holder shall be entitled to one vote in respect of each Common Share held.

2.           to receive, subject to the rights of the holders of any other class of shares of the corporation, any dividend declared by the Corporation; and

3.           to receive, subject to the rights of the holders of any other class of shares of the Corporation, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

CLASS A PREFERENCE SHARES

The Class A Preference Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

1.           The Class A Preference Shares may at any time and from time to time be issued in one (1) or more series. Each series shall consist of such number of shares as may, before the issue thereof, be fixed by resolution of the board of directors of the Corporation.

2.           The board of directors of the Corporation shall by resolution duly passed before the issue of any Class A Preference Shares of any series, determine the designation, rights, privileges, restrictions and conditions to be attached to the Class A Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of preferential dividends, the date or dates and place or places of payment thereof, the consideration and the terms and conditions of any purchase for cancellation or redemption thereof, conversion or exchange rights (if any), the terms and conditions of any share purchase plan or sinking fund and the restrictions (if any) respecting payment of dividends on any shares ranking Junior to the Class A Preference Shares.

3.           The Class A Preference Shares of each series shall, with respect to priority in payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs be entitled to a preference over the Class B Preference Shares and the Common Shares or any of them, and over any other shares ranking Junior to the Class A Preference Shares and the Class A Preference Shares of each series may also be given such other preferences over the Class B Preference Shares and Common Shares or any of them, and any other

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shares ranking Junior to the Class A Preference Shares as may be determined as to the respective series authorized to be issued.

4.           The Class A Preference Shares of each series shall rank on a parity with the Class A Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

5.           The holders of the Class A Preference Shares of each series shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors out of the monies of the Corporation properly applicable to the payment of dividends, preferential dividends, in respect of each Class A Preference Share held, at a rate per share per annum of 8% of the Stated Value of such shares as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of such series, payable either in cash or in shares of such series, or partly in one and partly in the other, and on such date all or dates as the directors may determine or may have determined by such resolution.  Cheques of the Corporation payable at par at any branch of the Corporation's banker for the time being in Canada shall be issued in respect of cash dividends.

6.           In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class A Preference Shares of each series shall be entitled to receive for each Class A Preference Share held by them, respectively, a sum equivalent to (i) the result obtained when the stated capital account for the Class A Preference Shares of such series is divided by the number of issued and outstanding Class A Preference Shares of such series, together with (ii) all dividends (if any) unpaid thereon up to the date of distribution, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Class B Preference Shares and Common Shares or any of them, or shares of any other class ranking junior to the Class A Preference Shares. After payment to holders of the Class A Preference Shares of each series of the amount so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

7.           Subject to the provisions of clause 6 and subject to the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of any series, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Class A Preference Shares of any series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the Class A Preference Shares of such series outstanding at the lowest price or prices at which, in the opinion of the directors, such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable as provided in clause 8 without reference to the price payable by the Corporation pursuant to any compulsory purchase or retirement obligation imposed upon the Corporation (including accrued and unpaid preferential dividends as provided in the said clause 8) and costs of purchase. If upon any invitation for tenders under the provisions of this clause the Corporation receives tenders of Class A Preference Shares of such series at the same lowest price which the Corporation is willing to pay in an aggregate number greater than the number for which the

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Corporation is prepared to accept tenders, the Class A Preference Shares of such series so tendered which the Corporation determines to purchase at such price shall be purchased at nearly as may be pro rata (disregarding fractions) in proportion to the number of Class A Preference Shares of such series so tendered by each of the holders of Class A Preference Shares of such series who submitted tenders at the said same lowest price.

8.           Subject to the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of any series, the Corporation may upon giving notice as hereinafter provided redeem at any time the whole or from time to time any part of the then outstanding Class A Preference Shares of any series on payment for each shares to be redeemed of a sum equivalent to (i) the result obtained when the stated capital account for the Class A Preference Shares of such series is divided by the number of issued and outstanding shares of such series, together with (ii) such premium (if any) as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the shares of such series, together with (iii) all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.

9.           In any case of redemption of Class A Preference Shares of any series under the provision of clause 8 the Corporation shall, at least ten (10) days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Class A Preference Shares of such series to be redeemed, a notice in writing of the intention of the Corporation to redeem such last mentioned shares. Such notice shall be mailed in an envelope, postage prepaid, addressed to each such shareholder at his address as it appears on the books of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that the accidental failure or omission to give any such notice to any one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date which redemption is to take place and if part only of the Class A Preference Shares of such series held by the persons to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Preference Shares of such series to be redeemed the redemption price thereof on presentation and surrender at the registered office of the Corporation or any other place within Canada designated in such notice, of the certificates representing the Class A Preference Shares of such series so called for redemption. Such payment shall be made by cheques payable at par at any branch of the Corporation's bankers for the time being in Canada. If a part only of the Class A Preference Shares of such series represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. On the date fixed for redemption, the Class A Preference Shares of such series to be redeemed are thereupon redeemed and cancelled as of the date so fixed for redemption and the holders thereof have no rights whatsoever against the Corporation in respect of such shares other than the right to receive upon the presentation of certificates representing the Class A Preference Shares of such series to be redeemed, payment of the redemption price therefor without interest.

10.           Subject to the Act, a holder of Class A Preference Shares of any series shall be entitled to require the Corporation to redeem the whole or any part of the Class A Preference Shares of such series registered in the name of the holder on the books of the Corporation.

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11.           A holder of Class A Preference Shares of any series who desires to require the Corporation to redeem the whole or any part of such holder’s Class A Preference Shares of such series shall tender to the Corporation at its registered office a request in writing specifying (i) that the holder desires to have the whole or any part of the Class A Preference Shares of such series registered in his name redeemed by the Corporation, (ii) the number of Class A Preference Shares of such series which the holder desires to have the Corporation redeem, and (iii) the business day, which shall not be less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem the shares (the "redemption date"), together with the share certificates, if any, representing the Class A Preference Shares of such series which the registered holder desires to have the Corporation redeem.

12.           The Corporation shall, on receipt of a request and share certificates, on the redemption date, redeem the shares by paying to the registered holder the amount per share as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the shares of such series together with all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.  This payment shall be made by cheque payable at any branch in Canada of one of the Corporation's bankers for the time being.  If a part only of the Class A Preference Shares of such series represented by any certificates is redeemed, a new certificate for the balance shall be issued by the Corporation.

13.           The Class A Preference shares of such series shall be redeemed on the redemption date and from that date the shares shall cease to be entitled to dividends and their holders shall not be entitled to exercise any of the rights of shareholders in respect of the shares, unless payment of the redemption price is not made on the redemption date, in which case the rights of the holders of the shares shall remain unaffected.

14.           The holders of Class A Preference Shares shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors' report thereon to be submitted to the shareholders of the Corporation at annual meetings but the holders of Class A Preference Shares shall not be entitled as such, except as hereinafter provided and in the Business Corporations Act, Ontario, specifically provided, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

15.           The approval of the holders of the Class A Preference Shares to delete or vary any rights, privilege, restriction or condition attaching to the Class A Preference Shares as a class or any other matter requiring the approval or consent of the holders of Class A Preference Shares, as a class, may be given by at least two thirds (2/3) of the votes cast at a meeting of the holders of the Class A Preference Shares duly called for that purpose and held upon at least twenty-one (21) days' notice.

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Class A Preference Series 1 Shares

The first series of Class A Preference Shares designated as Non-Voting, Non-Participating, Redeemable, Retractable, Convertible, Cumulative, Preference Shares, Series 1 (the "Class A Preference Series 1 Shares") shall consist of an unlimited number of shares with a stated value of $15.00 each (the “Stated Value”) and, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto rights, privileges, restrictions and conditions substantially as hereinafter set forth, that is to say:

1.           DIVIDENDS

1.1           Payment of Dividends: The holders of the Class A Preference Series 1 Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of monies of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends in lawful money of Canada at the rate of 8% of the Stated Value per share, per annum, on dates to be fixed from time to time by resolution of the Board of Directors, before any dividend is paid on or set apart for the Class B Preference Shares or the Common Shares or any of them or shares of any other class or series ranking junior to the Class A Preference Series 1 Shares.

1.2           Method of Payment:  Cheques payable in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being shall be issued in respect of the dividends on the Class A Preference Series 1 Shares, (less any tax required to be withheld by the Corporation). The mailing from the Corporation's head office of such cheque to a holder of Class A Preference Series 1 Shares shall be deemed to be payment of the dividends represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. Notwithstanding the foregoing, the amount of the said dividends (less any tax required to be withheld by the Corporation) may be deposited directly into an account with a deposit-taking institution designated by the holder of Class A Preference Series 1 Shares, provided that the Corporation has received a written direction to make such deposit at least ten days prior to the record date for such dividend, in such form as the Corporation may prescribe from time to time and provided that such direction has not been revoked by a subsequent written notice received not less than ten days prior to the record date for the next dividend payment.

1.3           Cumulative Payment of Dividends:  If on any dividend payment date the dividends accrued to such date are not paid in full on all of the Class A Preference Series 1 Shares then outstanding, such dividends, or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors of the Corporation on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends. The holders of the Class A Preference Series 1 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

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2.           REDEMPTION

2.1           Redemption Privilege:  The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A Preference Series 1 Shares on payment for each share to be redeemed of the sum of $15.00 per Class A Preference Series 1 Shares together in each case with all cumulative preferential dividends accrued and unpaid thereon up to the date of redemption (the "Redemption Price").

2.2           Partial Redemption:  In case a part only of the Class A Preference Series 1 Shares is at any time to be redeemed, the shares so to be redeemed shall be redeemed on a pro rata basis, disregarding fractions, according to the number of Class A Preference Series 1 Shares held by each of the registered holders thereof. If a part only of the Class A Preference Series 1 Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

3.           PURCHASE BY THE CORPORATION

3.1           Purchase for Cancellation:  The Corporation may, at any time or from time to time, purchase for cancellation all or any part of the outstanding Class A Preference Series 1 Shares for a price not exceeding the sum of $15.00 per Class A Preference Series 1 Shares, together with unpaid accrued cumulative preferential dividends.

4.           RETRACTION

4.1           Subject to the Act, a holder of Class A Preference Series 1 Shares shall be entitled to require the Corporation to redeem the whole or any part of the Class A Preference Series 1 Shares registered in the name of the holder on the books of the Corporation.

4.2           A holder of Class A Preference Series 1 Shares to be redeemed shall tender to the Corporation at its registered office a request in writing specifying (i) that the holder desires to have the whole or any part of the Class A Preference Series 1 Shares registered in his name redeemed by the Corporation, (ii) the number of Class A Preference Series 1 Shares which the holder desires to have the Corporation redeem, and (iii) the business day, which shall not be less than 30 days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem the shares (the "retraction date"), together with the share certificates, if any, representing the Class A Preference Series 1 Shares which the registered holder desires to have the Corporation redeem.

4.3           The Corporation shall, on receipt of a request and share certificates, on the retraction date, redeem the shares by paying to the registered holder $15.00 per Class A Preference Series 1 Share together with all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.  This payment shall be made by cheque payable at any branch in Canada of one of the Corporation's bankers for the time being.  If a part only of the Class A Preference Series 1 Shares represented by any certificates is redeemed, a new certificate for the balance shall be issued by the Corporation.

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4.4           The Class A Preference Series 1 Shares shall be redeemed on the retraction date and from that date the shares shall cease to be entitled to dividends and their holders shall not be entitled to exercise any of the rights of shareholders in respect of the shares, unless payment of the redemption price is not made on the retraction date, in which case the rights of the holders of the shares shall remain unaffected.

5.           CONVERSION PRIVILEGES

5.1           Rights of Conversion:  The Class A Preference Series 1 Shares or any of them, may, upon and subject to the terms and conditions hereinafter set forth, be converted at any time by the holder or holders thereof into fully paid Common Shares or Class B Preference shares of the Corporation as the same shall be constituted at the time of conversion, on the basis of five and fifty-six one hundredths (5.56) Common Shares for each one (1) Class A Preference Series 1 Share or three hundred (300) Class B Preference shares for each one (1) Class A Preference Series 1 Shares issued, provided however, that, in the event of liquidation, dissolution or winding-up of the Corporation, such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding-up.

5.2           Conversion Procedure:  A holder of Class A Preference Series 1 Shares desiring to convert his Class A Preference Series 1 Shares into Common Shares or Class B Preference Shares in accordance with the foregoing shall surrender the certificate or certificates representing his Class A Preference Series 1 Shares so to be converted to the registered office of the Corporation or to the transfer agent for the time being of such Class A Preference Series 1 Shares accompanied by a request in writing for such conversion (specifying the class or classes of shares into which he desires his Class A Preference Series 1 Shares to be converted) with his signature thereon verified, as the directors of the Corporation may from time to time require, and thereupon there shall be issued to such holder by the Corporation, as fully paid and non-assessable, the number of Common Shares or Class B Preference Shares to which he shall be entitled upon such conversion.  If a part only of the Class A Preference Series 1 Shares represented by any certificate is converted, a new certificate for the balance shall be issued by the Corporation.

5.3           Loss of Dividend:  Payment in cash or adjustment in respect of unpaid cumulative dividends on Class A Preference Series 1 Shares so converted (at the option of the Corporation) shall be made upon any such conversion.

5.4           Anti-Dilution:  If, prior to the exercise by the holder of any Class A Preference Series 1 Shares of his aforesaid conversion right, the number of outstanding Class A Preference Series 1 Shares or Common Shares or Class B Preference Shares shall be subdivided or consolidated, the number of Common Shares or Class B Preference Shares into which such holder may convert his Class A Preference Series 1 Shares shall be proportionately increased or reduced, as the case maybe.

5.5           Continuing Right to Alter Capital:  Nothing contained in the foregoing provisions regarding the conversion of Class A Preference Series 1 Shares into Common Shares or Class B Preference Shares shall be deemed in any way to limit or restrict the rights of the Corporation from time to time to take such lawful proceedings as it may deem advisable for the increase or reduction in its Class A Preference Series 1 Shares or Common Shares or Class B Preference Shares, or to otherwise in any other manner change or deal with the capital of the Corporation or the shares thereof.

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6.           LIQUIDATION, DISSOLUTION OR WINDING-UP

6.1           In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preference Series 1 Shares shall be entitled to receive from the property and assets of the Corporation, a sum equal to $15.00 plus an amount equal to all dividends accrued and unpaid thereon to the date of payment, the whole before any amount shall be paid by the Corporation or any property or assets of the Corporation shall be distributed to holders of junior shares.  After payment to the holders of the Class A Preference Series 1 Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

7.           APPROVAL OF MODIFICATION

7.1           The approval or consent of the holders of Class A Preference Series 1 Shares with respect to any matters referred to herein may be given, and (subject to the rights of holders of Class A Preference Series 1 Shares as a class) the rights, restrictions, conditions and limitations attaching to the Class A Preference Series 1 Shares may be modified, varied, dealt with or affected, by a resolution passed at a meeting of the holders of Class A Preference Series 1 Shares, by not less than 66-2/3% of the votes cast at such meeting. To call such a meeting, all of the provisions of the by-laws or the Articles of Incorporation of the Corporation or as may be required by law relating in any manner to the holding of general meetings of the Corporation or to proceedings thereat or to the rights of members at or in connection therewith shall mutatis mutandis apply, except that only holders of Class A Preference Series 1 Shares shall be entitled to notice of or to vote at such meetings.

8.           NOTICE PROVISION

8.1           General:  In any case where the provisions attached to the Class A Preference Series 1 Shares requires notice to be given by the Corporation to the holders of such shares, accidental failure or omission to give such notice to one or more holders shall not affect the validity of the action with respect to which notice is being given, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time.

9.           INTERPRETATION

9.1           In the event that any date on which any dividend on the Class A Preference Series 1 Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a business day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

CLASS B PREFERENCE SHARES

The Class B Preference Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

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1.           DIVIDENDS

1.1           Payment of Dividends:  The holders of the Class B Preference Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the Board of Directors out of the monies of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of $0.0024 per Class B Preference Share, payable annually on dates in each fiscal year of the Corporation to be fixed from time to time by resolution of the Board of Directors. The holders of the Class B Preference Shares shall not be entitled to any dividend other than or in excess of the said dividends herein provided. The Board of Directors of the Corporation shall be entitled from time to time to declare part of the said fixed preferential non-cumulative dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within (4) months after the expiration of any fiscal year of the Corporation the Board of Directors in its discretion shall not have declared the said dividend or any part thereof on the Class B Preference Shares for such fiscal year, then the rights of the holders of the Class B Preference Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished.

1.2           Preferential Non-Cumulative Dividend:  No dividends shall at any time be declared or paid on or set apart for the Common Shares or any other class ranking junior to the Class B Preference Shares unless all dividends up to and including the dividend payable for the last completed full year of the Corporation on the Class B Preference Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration, payment or setting apart.

2.           LIQUIDATION, DISSOLUTION OR WINDING-UP

2.1           In the event of liquidation, dissolution or winding-up of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class B Preference Shares shall be entitled to receive for each such share a sum equivalent to the result obtained when the stated capital account for the Class B Preference Shares is divided by the number of issued and outstanding Class B Preference Shares, together with all declared but unpaid dividends, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of Common Shares, or shares of any other class ranking junior to the Class B Preference Shares. After payment to the holders of the Class B Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.           PURCHASE FOR CANCELLATION

3.1           The Corporation may at any time or times purchase for cancellation out of capital pursuant to the provisions of the Business Corporations Act, Ontario, the whole or any part of the Class B Preference Shares, at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the redemption price of the Class B Preference Shares as hereinafter specified.

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4.           REDEMPTION

4.1           The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or part of the outstanding Class B Preference Shares out of capital pursuant to the Business Corporations Act, Ontario, on payment for each share to be redeemed of the sum of $0.05 per Class B Preference Share, together with all declared but unpaid dividends thereon up to the date fixed for redemption. Not less than thirty day's notice in writing of such redemption shall be given by the Corporation by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption. On or after the dates so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class B Preference Shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates representing the Class B Preference Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the Class B Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class B Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class B Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class B Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them, respectively.

In the event that only part of the Class B Preference Shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Corporation in its sole discretion may deem equitable.

5.           NOTICE AND VOTING

5.1           The holders of the Class B Preference Shares shall not be entitled as such (except as hereinafter specifically provided) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of the Class B Preference Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale

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of its undertaking or a substantial part thereof.

6.           PREFERENTIAL RIGHTS

6.1           The Common Shares of the Corporation shall rank junior to the Class B Preference Shares and shall be subject in all respects, to the rights, privileges, restrictions and limitations attaching to the Class B Preference Shares.

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SCHEDULE "2.7(m)”

GENTERRA INC.

2003 STOCK OPTION PLAN

PART I – INTRODUCTION

1.01           Purpose

The purpose of the Plan is to secure for Genterra Inc. (the "Company"), a company created by the amalgamation of Genterra Investment Corporation and Mirtronics Inc., and its shareholders the benefits of incentive inherent in share ownership by the directors, officers and key employees of the Company and its Affiliated Entities who, in the judgment of the Board, will be largely responsible for its future growth and success.  The Plan is also designed to enable the Company to grant options to Consultants whose services the Company wishes to retain.

1.02           Definitions

(a)	"Administrator" means an Employee Administrator or an Executive Administrator.

(b)
"Affiliated Entity" means a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

A person or company is considered to be controlled by a person or company if

(a)           in the case of a person or company

(i)
voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

A person or company is considered to be a subsidiary entity of another person or company if:

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(a)           it is controlled by

(i)           that other, or

(ii)	that other and one or more persons or companies, each of which is controlled by that other, or

(iii)	two or more persons or companies, each of which is controlled by that other; or

(b)	it is a subsidiary entity of a person or company that is that other's subsidiary entity.

(c)           "Associate" has the meaning ascribed thereto in the Securities Act (Ontario).

(d)           "Board" means the board of directors of the Company.

(e)	"Company" means The InfoUtility Corporation, a company amalgamated under the laws of the Province of Ontario.

(f)	"Consultant" means an individual, other than an Employee or an Executive of the Company, that:

(i)
provides on a bona fide basis consulting, technical, management or other services to the Company or to an Affiliated Entity of the Company under a written contract between the Company or an Affiliated Entity and the individual or a Consultant Company or Consultant Partnership of the individual; and

(ii)	in the reasonable opinion of the Company, spends a significant amount of time and attention on the affairs and business of the Company or an affiliated entity of the issuer.

(g)	"Consultant Company" means, for an individual Consultant, a company of which the individual Consultant is an employee or shareholder.

(h)	"Consultant Partnership" means, for an individual Consultant, a partnership of which the individual Consultant is an employee or partner.

(i)
"Eligible Person" means an Executive or an Employee or a company controlled, directly or indirectly, by an Executive or an Employee, the shares of which are beneficially owned, and will continue to be owned, by such Executive or Employee, or a Consultant or a Consultant Company or Consultant Partnership with which an individual Consultant is associated, or a Registered Retirement Savings Plan ("RRSP") or a Registered Retirement Income Plan ("RRIF") established by an Executive, Employee or a Consultant, of which such Executive, Employee or Consultant is the beneficiary, or an Administrator. In the event that a company ceases to be controlled by an Executive, Employee or a Consultant, any

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Options granted to such company shall forthwith be terminated.

(j)	"Employee" means an Employee of the Company or of an Affiliated Entity of the Company, other than an Executive of the Company.

(k)
"Employee Administrator" means, for the Company, a trustee, custodian or administrator acting on behalf or for the benefit of Employees, Consultants, Employees and Executives, Employees and Consultants, Executives and Consultants, or Employees, Executives and Consultants, of the Company.

(l)
"Executive Administrator" means, for the Company, a trustee, custodian or administrator acting on behalf or for the benefit of Executives, Employees and Executive, Executives and Consultants, or Employees, Executives and Consultants, of the Company.

(m)	"Executive" means an Issuer-Officer or an Issuer-Director.

(n)
"Investor Consultant" means a consultant that is a registrant or provides to the issuer or an Affiliated Entity of the Company services provided by a registrant or services consisting of Investor Relations Activities.

(o)
"Investor Relations Activities" means any activities that promote or reasonably could be expected to promote the purchase or sale of securities of the Company or an Affiliated Entity of the Company, other than

(a)	the dissemination of information provided, or records prepared, in the ordinary course of the business of the Company

(i)           to promote the sale of products or services of the Company, or

(ii)           to raise public awareness of the Company; or

(b)	activities or communications necessary to comply with the requirements of

(i)	Ontario securities law, or

(ii)	the by-laws, rules of other regulatory instruments of a self-regulatory organization.

(p)	"Issuer-Director" means a director of the Company or of an Affiliated Entity of the Company.

(q)	"Issuer-Officer" means an officer of the Company or of an Affiliated Entity of the Company.

(r)
"Market Price" at any date in respect of the Shares means, if the shares are listed on a stock exchange, except as otherwise provided by the rules of such stock exchange, the closing sale price of such Shares on such stock exchange on which

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the Shares are listed and posted for trading on the last day that the Shares traded immediately prior to such date; provided that if the Shares are listed on more than one stock exchange, then the Market Price shall be, subject to the applicable rules of such stock exchanges, the closing sale price of such Shares on the stock exchange on which the greatest volume of Shares traded on such trading day. In the event that the Shares are not listed and posted for trading on any stock exchange but are quoted on either NASDAQ or the Canadian Unlisted Board ("CUB") then, subject to the applicable rules of NASDAQ or CUB, the Market Price shall be the closing sale price of the Shares on the last day that the Shares traded prior to the date of determination of the Market Price. In the event that such Shares are not listed and posted for trading on any stock exchange in Canada, or quoted on NASDAQ or CUB, the Market Price shall be determined by the Board in its sole discretion.

(s)	"Non-Transferable Option" shall mean an Option the terms of which prohibit transfer except in the case of

(a)	the death of the individual option holder as outlined in subsection 2.08(a) herein;

(b)	transfers, whether or not such transfers constitute trades,

(i)
between any of an Employee of the Company, a subsidiary entity of that Employee, a RRSP established by or for that Employee or under which that Employee is the beneficiary and a RRIF established by or for that Employee or under which that Employee is the beneficiary;

(ii)
between any of an Executive of the Company, a subsidiary entity of that Executive, a RRSP established by or for that Executive or under which that Executive is the beneficiary and a RRIF established by or for that Executive or under which that Executive is the beneficiary; or

(iii)
between any of an individual who is a Consultant of the Company, that individual's Consultant Company, that individual's Consultant Partnership, a RRSP established by or for that individual or under which that individual is the beneficiary and a RRIF established by or for that individual or under which that individual is the beneficiary;

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(c)           a transfer to

(i)           a spouse of the Optionee,

(ii)           a minor child of the Optionee,

(iii)           a minor grandchild of the Optionee, or

(iv)
a trust, of which at least one of the trustees is the Optionee and the beneficiaries of which are one or more of the Optionee and a person referred to in subsection (i), (ii) and (iii) of section (c) of this definition above.

(t)           "Option" shall mean an option granted under the terms of the Share Option Plan.

(u)	"Option Period" shall mean the period during which an Option may be exercised.

(v)	"Optionee" shall mean an Eligible Person to whom an Option has been granted under the terms of the Share Option Plan.

(w)
"Outstanding Issue" at any particular time means the number of Shares of the applicable class of the Company outstanding, excluding Shares issued to Executives pursuant to the exercise of Options during the twelve month period prior to such time.

(x)	"Participant" means, in respect of the Plan, an Eligible Person who is eligible and elects to participate in the Plan.

(y)           "Plan" means, the Share Option Plan and the term "Plan" means such plan.

(z)           "Related Person", for the Company, means:

(a)           a director or senior officer of the Company; or

(b)           an Associate of a director or senior officer of the Company.

(aa)	"Share Option Plan" means the Plan established and operated pursuant to Part 2 hereof.

(bb)	"Shares" shall mean the Class A subordinate voting shares of the Company or such other class of shares as the Board may designate.

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PART 2 - SHARE OPTION PLAN

2.01           Participation

Options shall be granted only to Eligible Persons.

2.02           Determination of Option Recipients

The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Company and any other factors which it may deem proper and relevant.

2.03           Price

The exercise price per Share when Options are granted shall be determined from time to time by the Board but, in any event, shall not be lower than the Market Price.

2.04           Grant of Options

The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. The Date of each grant of Options shall be the same date as the date upon which the Board authorizes the grant of such Options.

Each Option granted to an Eligible Person shall be evidenced by a written stock option agreement with terms and conditions consistent with the Plan and as approved by the Board (which terms and conditions need not be the same in each case and may be changed from time to time).

A director of the Company to whom an Option may be granted shall not participate in the decision of the Board to grant such Option.

2.05           Term of Options

The Option Period shall be for not more than five years from the date such Option is granted, but may be reduced with respect to any such Option as provided in section 2.08 hereof covering termination of employment or death of the Optionee.

Except as set forth in section 2.08, no Option may be exercised unless the Optionee is at the time of such exercise:

(a)
in the case of an Employee, in the employ of the Company or any Affiliate and shall have been continuously so employed since the grant of his or her Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

(b)	in the case of an Executive, a director or officer of the Company or any Affiliate and shall have been such a director or officer continuously since the grant of his

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or her Option,

The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased.  No Optionee or his or her legal representative, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him, her or them under the terms of the Share Option Plan.

2.06           Restrictions on Grant of Options

(a)
No Options may be granted, nor Shares issued pursuant to the exercise of such Options, to an Eligible Person, except for an Administrator, unless the participation of such Eligible Person in such grant or exercise is voluntary.  The participation of such Eligible Person is considered voluntary if such Eligible Person is not induced to participate in such grant or exercise

(i)	in the case of an Employee, by expectation of the Employee's employment or continued employment by the Company or an Affiliated Entity of the Company;

(ii)
in the case of an Issuer-Officer of the Company or an affiliated entity of the Company, by expectation of the Issuer-Officer's appointment or employment or continued appointment or employment as an Issuer-Officer of the Company; and

(iii)
in the case of a Consultant, by expectation of the individual Consultant, the Consultant's Consultant Company or the Consultant's Consultant Partnership being engaged or continuing to be engaged by the Company or an Affiliated Entity of the Company as a Consultant.

(b)	No Option may be granted unless such Option is a Non-Transferable Option; and

(c)	No Option may be granted to an Eligible Person who is a registrant in connection with a distribution.

2.07           Lapsed Options

If Options are surrendered, terminated or expire without being exercised in whole or in part ("Lapsed Options"), additional Options may be granted which are exercisable to purchase the same number of Shares which could have been acquired upon the exercise of all such Lapsed Options prior to their surrender, termination or expiry.

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2.08           Effect of Termination of Employment or Death

(a)
If an Optionee shall die while the Optionee's Option is still outstanding, any Option held by the Optionee at the date of death shall become exercisable, in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution.  All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for the balance of the applicable Option Period.

(b)
If the tenure of a director or officer or the employment of an employee of the Company or its Affiliate or the engagement of a Consultant is terminated ("Termination"), for cause no Option held by such Optionee may be exercised following the date upon which Termination occurred.  If Termination occurs for any reason other than cause, then any Option held by such Optionee shall be exercisable, in whole or in part, for a period of six months after such Termination or prior to the expiration of the Option Period in respect thereof, whichever is sooner, or such shorter period of time as may be determined by the Board when the Option is granted.

2.09           Effect of Amalgamation, Consolidation or Merger

If the Company amalgamates, consolidates with or merges with or into another corporation any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation or merger if the Participant had exercised his or her option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan.

2.10           Adjustment in Shares Subject to the Plan

If there is any change in the Shares through or by means of a declaration of stock dividends of Shares other than in the ordinary course, or consolidations, subdivisions or reclassifications of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the purchase price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.

PART 3 – GENERAL

3.01           Number of Shares

The aggregate number of Shares that may be reserved for issuance under the Plan shall not exceed 2,000,000 Shares.

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3.02           Employment

Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

3.03           Approval of Plan

The Plan shall only become effective after the issue of Articles of Amalgamation amalgamating Genterra Investment Corporation and Mirtronics Inc.

The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Company.  If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Participant's option price paid to the Company shall be returned to the Participant.

3.04           Administration of the Plan

The Board is authorized to interpret each Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan. The interpretation and construction of any provision of any Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

3.05           Income Taxes

As a condition of and prior to participation in the Plan, a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.06           Amendments to Plan

The Board reserves the right to amend, modify or terminate any Plan at any time if and when it is advisable in the absolute discretion of the Board.  However, any amendment of such Plan which could at any time:

(a)           materially increase the benefits under such Plan; or

(b)	result in an increase in the number of Shares which would be issued under such Plan (except any increase resulting automatically from an increase in the number of issued and outstanding Shares); or

(c)           materially modify the requirement as to eligibility for participation in such Plan;

shall be effective only upon the approval of the shareholders of the Company. Any amendment

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to any provision of such Plan shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Company.

3.07           No Representation or Warranty

The Company makes no representation or warranty as the future market value of any Shares issued in accordance with the provision of any Plan.

3.08           Gender

For the purposes of this Plan, the singular shall include the plural, and the plural the singular whenever the context so requires, and the masculine, the feminine and the neuter genders shall be mutually inclusive.

3.09           Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.10           Compliance with Applicable Law, etc.

If any provision of any Plan of any agreement entered into pursuant to any Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

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SCHEDULE "4.2(c)”

CMI SUBSIDIARIES

CMI owns 100% of the issued and outstanding shares of, 2041804 Ontario Inc., an Ontario corporation which holds investments in marketable securities.

CMI also holds a 1.44% equity interest in Genterra.

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SCHEDULE "4.15”

CMI MATERIAL CONTRACTS

CMI is party to a management contract with Forum Financial Corporation whereby Forum has agreed to provide administration, management and consulting services for an annual fee of $240,000.  These services include office, administrative and clerical services, including bookkeeping and accounting services.

Effective December 28, 2007, pursuant to a purchase and sale agreement, CMI sold its shares and debt owed by Distinctive to 337572 Ontario Limited, Distinctive’s other major shareholder.  CMI received $834,010.80 in cash representing 100% of the price attributable to the debt and the delivery of a $1 million promissory note payable in ten equal consecutive instalments of $100,000 with the first instalment due on January 15, 2009 and each anniversary thereafter.  There is no interest on the note unless a default occurs and the note only remains payable if Distinctive remains in business.  There is provision to accelerate the payment of the note in certain circumstances.  The security for the note is a pledge of all of the shares owned by the purchaser in the capital of Distinctive, representing a majority of the issued and outstanding shares of Distinctive.

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SCHEDULE "5.2(c)”

GENTERRA SUBSIDIARIES

Genterra has four wholly-owned subsidiaries through which it hold its portfolio of real estate investments: Rallets Realty Inc., 127627 Ontario Limited, 767705 Ontario Limited and Ninety Ontario Street Inc., each of which was incorporated pursuant to the laws of the Province of Ontario, Canada.  Genterra also has one wholly-owned subsidiary which is completely inactive, First Ontario Properties Inc., which was incorporated pursuant to the laws of the Province of Ontario, Canada.

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SCHEDULE "5.15”

GENTERRA MATERIAL CONTRACTS

Genterra is party to a management contract with Forum Financial Corporation whereby Forum has agreed to provide administration, management and consulting services for an annual fee of $200,000.  These services include office, administrative and clerical services, including bookkeeping and accounting services.

Genterra is party to a management services contract with First Ontario Investments Inc., whereby FirstOnt has agreed to provide property management services for an annual fee of $206,000.

Genterra is the mortgagor under a First Mortgage on its property located at 200 Glendale Avenue North, Hamilton, Ontario.  The mortgage bears interest at prime plus 1.75% and is repayable in monthly instalments of $5,217 plus interest and matures on August 1, 2011.

Genterra is the mortgagor under a First Mortgage on its property located at 140 Wendell Avenue. Toronto, Ontario.  The mortgage bears interest at 4.63% and is repayable in blended monthly instalments of $25,005 and matures on July 1, 2010.

Genterra is the mortgagor under a First Mortgage on its property located at 1095 Stellar Drive. Newmarket, Ontario.  The mortgage bears interest at the lender’s base rate plus 0.2% and is repayable in monthly instalments of $4,453 plus interest and matures on September 1, 2022.

Genterra leases 96,613 square feet at 140 Wendell Avenue, Toronto, Ontario to Sleep Country Corporation at rates increasing from $4.50 per square foot to $6.25 per square foot.  The Company also leases 16,819 square feet at 140 Wendell Avenue, Toronto, Ontario to Sleep Country Corporation at rates increasing from $6.50 per square foot to $8.25 per square foot.  Both leases expire on April 15, 2016.

Genterra leases its properties at 450 Dobbie Drive, Cambridge, Ontario and 200 Glendale Avenue North, Hamilton, Ontario to The Cambridge Towel Corporation for annual rental of $640,175.  The leases for these properties expire on January 31, 2011.